                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE CHASE MANHATTAN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        THE CHASE MANHATTAN CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                        NOTICE OF 1995
                                        ANNUAL MEETING
                                        OF STOCKHOLDERS
                                        AND PROXY
                                        STATEMENT

                                        Meeting Date: April 18, 1995

                                        Mailing Date:  March 10, 1995

                                        The Chase Manhattan Corporation
                                        1 Chase Manhattan Plaza
                                        New York, New York 10081-0001

THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York 10081-0001

[LOGO]

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Chase Manhattan Corporation to be held at the main office of the Corporation on Tuesday, April 18, 1995 at 2:30 p.m. Further information about the meeting and the nominees for election as Directors is in the formal Notice of the meeting and Proxy Statement on the following pages.

It is important that your shares be represented at this meeting. Even if you plan to attend this meeting, we hope that you will sign, date and return your proxy promptly in the enclosed envelope. This will not limit your right to vote in person or to attend the meeting.

A report of the voting at the meeting will be included in the Corporation's report to stockholders for the first quarter of 1995.

Sincerely yours,

Thomas G. Labrecque
Chairman of the Board

March 10, 1995

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 1995

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of The Chase Manhattan Corporation will be held at the main office of the Corporation, 1 Chase Manhattan Plaza, New York, New York, on Tuesday, April 18, 1995 at 2:30 p.m., for the following purposes:

     Act upon resolutions proposed by the Board of Directors to

        - elect six Directors

        - approve the appointment of independent auditors for the current year

        - approve the material terms of a proposed Annual Incentive Arrangement

        - approve the material terms of a proposed Three-Year Incentive Arrangement

     Act upon resolutions, expected to be proposed by certain stockholders, which are opposed by management, recommending or requesting that the Board of Directors take action to

        - reinstate the annual election of Directors

        - provide for cumulative voting in the election of Directors

        - prepare a report stating an official position on structural adjustment programs and analyzing their impact on debtor countries

        - withdraw the retirement plan for Directors with six years or more of Board service

     Transact such other business as may properly be brought before the meeting.

     The close of business on February 21, 1995 has been fixed as the time as of which holders of Common Stock of the Corporation entitled to notice of and to vote at the meeting shall be determined.

RONALD C. MAYER
Secretary

March 10, 1995

                                    CONTENTS

                                                                         PAGE
                                                                         ----
Proxy Statement........................................................    1
     Election of Directors.............................................    1
       Board Meetings, Committees, Attendance, Fees and Retirement
        Plan...........................................................    4
       Stock Ownership.................................................    6
       Executive Compensation..........................................    8
       Compensation Committee Report on Executive Compensation.........   11
       The Retirement Plan.............................................   15
       Termination of Employment and Change in Control Arrangements....   16
       Performance Graph...............................................   19
       Transactions with Management and Others.........................   20
     Approval of Auditors..............................................   20
     Annual Incentive Arrangement for Certain Executive Officers.......   20
       Purpose of the Annual Incentive Arrangement.....................   21
       Administration..................................................   21
       Eligibility.....................................................   21
       Awards Under the Annual Incentive Arrangement...................   21
       Payment of Awards...............................................   22
       Amendment and Termination.......................................   22
       Approval of Material Terms......................................   23
     Three-Year Incentive Arrangement for Certain Executive Officers...   23
       Purpose of the Three-Year Incentive Arrangement.................   23
       Administration..................................................   23
       Eligibility.....................................................   24
       Awards Under the Three-Year Incentive Arrangement...............   24
       Payment of Awards...............................................   25
       Effect of Change in Control.....................................   25
       Amendment and Termination.......................................   25
       Approval of Material Terms......................................   25
     Stockholder Proposals.............................................   26
     Other Matters.....................................................   31
     Exhibit A.........................................................  A-1
     Exhibit B.........................................................  B-1

- --------------------------------------------------------------------------------

THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York 10081-0001

PROXY STATEMENT

This Proxy Statement, with the accompanying proxy card, is being mailed to stockholders starting on March 10, 1995 and is furnished in connection with the solicitation by the Board of Directors of The Chase Manhattan Corporation of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held on April 18, 1995, and at any adjournment thereof. Only holders of shares of Common Stock of record at the close of business on February 21, 1995 will be entitled to vote. On that date there were 177,393,154 shares of Common Stock of the Corporation outstanding and entitled to one vote per share.

     A stockholder executing the enclosed proxy may revoke it any time before it is exercised. No formal procedure is specified for revocation. Shares represented by an unrevoked proxy will be voted as authorized by the stockholder.

ELECTION OF DIRECTORS (Item 1 on Proxy)

The Certificate of Incorporation of the Corporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the members of each class to hold office for three-year terms. The Board, upon the recommendation of its Governance Committee, has nominated six of the seven Directors whose terms will expire at the 1995 Annual Meeting for election as members of a class of Directors to hold office for three-year terms until the Annual Meeting to be held in 1998 and until their successors are respectively elected and qualified. The other Director whose term will expire at the 1995 Annual Meeting, Joan Ganz Cooney, has determined not to stand for reelection. It is anticipated that, effective immediately following the 1995 Annual Meeting, the Board will take appropriate action to reduce the number of Directors constituting the Board, thereby eliminating the vacancy which would otherwise result from the retirement of Director Cooney. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named below.

     It is intended that the shares represented by the enclosed proxy will be voted (unless such authority is withheld by a stockholder) for the election of the six nominees referred to above, i.e., Thomas G. Labrecque, Richard J. Boyle, David T. Kearns, Paul W. MacAvoy, Edmund T. Pratt, Jr. and Donald H. Trautlein. If any nominee shall become unavailable, which is not anticipated, the persons named in the proxy may vote the shares represented by them for the election of such other person, if any, as Director, as may be nominated by the Board of Directors, upon the recommendation of its Governance Committee, or the Board may reduce the number of Directors. A plurality of the votes cast at the meeting by the holders of the shares of Common Stock of the Corporation entitled to vote thereat is required to elect Directors. Each of the nominees was elected as a Director of the Corporation at the 1992 Annual Meeting with the exception of Directors Kearns and MacAvoy, who were appointed as Directors by the Board effective February 1993, and August 1992, respectively. In keeping with the Board's general policy on retirement at the age of 70, it is anticipated that if elected Directors Pratt and Trautlein will retire in February 1997 and August 1996, respectively, prior to completion of the three-year terms for which they have been nominated. Each of the current Directors, except for Directors Ferguson, Gray, Lewis and McArthur, is currently serving as a Director of the Corporation's subsidiary, The Chase Manhattan Bank (National Association) (the "Bank"), and, except for those four Directors and Director Cooney, is proposed to be elected a Director of the Bank at the Bank's annual meeting in April 1995. The name of each current Director of the Corporation, including each nominee, the year each of them first joined the Board, their ages, principal occupations and the class of or for which each is a member or nominee, are as follows:

[PICTURE]                                                    [PICTURE]
DIRECTOR SINCE       THOMAS G. LABRECQUE became              DIRECTOR SINCE   JAIRO A. ESTRADA has served
  1980               chairman of the board and                 1993           as chairman of the board and
AGE 56               chief executive officer of              AGE 47           chief executive officer of
NOMINEE FOR          the Corporation and the Bank            CLASS OF 1997    Garden Way Incorporated
CLASS OF 1998        in 1990, after serving as                                since 1985. Mr. Estrada is
                     president and chief                                      also a director of Frontier
                     operating officer from 1981.                             Corporation.
                     Mr. Labrecque is also a
                     director of Alumax Inc. and
                     Pfizer Inc.

[PICTURE]                                                    [PICTURE]
DIRECTOR SINCE       RICHARD J. BOYLE became a               DIRECTOR SINCE   JAMES L. FERGUSON retired as
  1987               vice chairman of the board                1975           chairman of the executive
AGE 51               of the Corporation and the              AGE 68           committee of General Foods
NOMINEE FOR          Bank in 1987, after serving             CLASS OF 1997    Corporation in 1989. He
CLASS OF 1998        as a senior vice president                               became chief executive
                     from 1975 to 1984 and as an                              officer of General Foods in
                     executive vice president                                 1973 and chairman in 1974,
                     from 1984. Mr. Boyle is also                             holding these positions
                     a trustee of Prudential                                  until 1987 when he became
                     Realty Trust.                                            chairman of the executive
                                                                              committee. He is also a
                                                                              director of DNA Plant Tech-
                                                                              nology Corporation, Glaxo
                                                                              p.l.c. and ICOS Corporation.

[PICTURE]                                                    [PICTURE]
DIRECTOR SINCE       M. ANTHONY BURNS has served             DIRECTOR SINCE   H. LAURANCE FULLER has
  1990               as chairman of the board of               1985           served as chairman of the
AGE 52               Ryder System, Inc. since                AGE 56           board and chief executive
CLASS OF 1997        1985. He has also served as             CLASS OF 1996    officer of Amoco Corporation
                     chief executive officer of                               since 1991. He has also
                     Ryder since 1983 and as                                  served as president of Amoco
                     president since 1979. Mr.                                since 1983. Mr. Fuller is
                     Burns is also a director of                              also a director of Abbott
                     J.C. Penney Company, Inc.                                Laboratories and Motorola,
                     and Pfizer Inc.                                          Inc.

[PICTURE]                                                    [PICTURE]
DIRECTOR SINCE       JOAN GANZ COONEY has served             DIRECTOR SINCE   WILLIAM H. GRAY, III has
  1983               as chairman of the executive              1992           served as president and
AGE 65               committee of the Children's             AGE 53           chief executive officer of
CLASS OF 1995        Television Workshop since               CLASS OF 1997    the United Negro College
                     1990. She co-founded the                                 Fund, Inc. since 1991. He
                     Workshop in 1968, and served                             was a member of the United
                     as president and chief                                   States House of
                     executive officer from 1970                              Representatives from 1979 to
                     to 1988 and as chairman and                              1991. He is also a director
                     chief executive officer from                             of Lotus Development
                     1988 to 1990. She is also a                              Corporation, MBIA Inc., The
                     director of Johnson &                                    Prudential Insurance Company
                     Johnson, Metropolitan Life                               of America, Rockwell
                     Insurance Company and Xerox                              International Corporation,
                     Corporation.                                             Union Pacific Corporation,
                                                                              Warner-Lambert Company and
                                                                              Westinghouse Electric
                                                                              Corporation.

[PICTURE]                                                 [PICTURE]
DIRECTOR SINCE       DAVID T. KEARNS has been              DIRECTOR SINCE     DAVID T. MCLAUGHLIN has
  1982               senior university fellow at             1980             served as chief executive
AGE 64               Harvard University since              AGE 62             officer of the Aspen
NOMINEE FOR          1993. He is retired chairman          CLASS OF 1997      Institute since 1988. He has
CLASS OF 1998        and chief executive officer                              also served as chairman of
                     of Xerox Corporation, having                             the Institute since July
                     served as chairman from 1985                             1994, after serving as
                     to 1991. From 1991 to 1993                               president from 1988 to 1994
                     he served as deputy                                      and as chairman from 1987 to
                     secretary of education. He                               1988. From 1981 to 1987 he
                     was a Director of the                                    was president of Dartmouth
                     Corporation from 1982 to                                 College. He is also a
                     1991, and was reappointed as                             director of Atlantic
                     a Director in 1993. He is                                Richfield Company, PartnerRe
                     also a director of Ryder                                 Holdings Ltd. and
                     System, Inc. and Time Warner                             Westinghouse Electric
                     Inc.                                                     Corporation.

[PICTURE]                                                 [PICTURE]
DIRECTOR SINCE       DELANO E. LEWIS became                DIRECTOR SINCE     EDMUND T. PRATT, JR., became
  1993               president and chief                     1974             chairman emeritus of Pfizer
AGE 56               executive officer of                  AGE 68             Inc. in 1992, after serving
CLASS OF 1996        National Public Radio in              NOMINEE FOR        as chairman of the board of
                     January 1994, after serving           CLASS OF 1998      that company from 1972 and
                     as chief executive officer                               as its chief executive
                     of Chesapeake & Potomac                                  officer from 1972 to 1991.
                     Telephone Company from 1990                              He continues as a director
                     and as its president from                                of Pfizer, and is also a
                     1988. He is also a director                              director of General Motors
                     of Apple Computer, Inc.,                                 Corporation, International
                     Black Entertainment                                      Paper Company and Minerals
                     Television Holdings, Inc.,                               Technologies Inc.
                     Colgate-Palmolive Company
                     and GEICO Corporation.

[PICTURE]                                                 [PICTURE]
DIRECTOR SINCE       PAUL W. MACAVOY has served            DIRECTOR SINCE     HENRY B. SCHACHT has served
  1992               as the Williams Brothers                1982             as chairman of the executive
AGE 60               Professor of Management               AGE 60             committee of Cummins Engine
NOMINEE FOR          Studies at Yale University            CLASS OF 1997      Company, Inc. since February
CLASS OF 1998        since 1991. He also served                               1995, after serving as
                     as dean of the Yale School                               chairman of the board from
                     of Organization and                                      1977 to 1995 and as chief
                     Management from 1992 to                                  executive officer from 1977
                     1994. He was dean of the                                 to 1994. He is also a
                     William E. Simon School of                               director of Aluminum Com-
                     Business Administration at                               pany of America, AT&T Corp.
                     the University of Rochester                              and CBS Inc.
                     from 1983 to 1991. He is
                     also a director of Alumax
                     Inc. and Lafarge Corpora-
                     tion.

[PICTURE]                                                 [PICTURE]
DIRECTOR SINCE       JOHN H. MCARTHUR has served           DIRECTOR SINCE     DONALD H. TRAUTLEIN is
  1980               as dean of the Harvard                  1981             retired chairman and chief
AGE 60               Graduate School of Business           AGE 68             executive officer of
CLASS OF 1996        Administration since 1980.            NOMINEE FOR        Bethlehem Steel Cor-
                     Mr. McArthur is also a                CLASS OF 1998      poration, having served in
                     director of Cabot                                        those capacities from 1980
                     Corporation, Rohm & Haas                                 until 1986. Mr. Trautlein is
                     Company and Springs In-                                  also a director of Data
                     dustries, Inc.                                           General Corporation and PXRE
                                                                              Corporation.

BOARD MEETINGS, COMMITTEES, ATTENDANCE, FEES AND RETIREMENT PLAN

The Board of Directors held thirteen meetings during 1994.

The Board has the following committees:

EXECUTIVE COMMITTEE

This committee held one meeting during 1994. This committee, when the Board is not in session, is entitled to exercise all the powers of the Board to the extent permitted by law.

     The current members of this committee are Directors Labrecque (chairman) and Boyle, each of whom is a member ex-officio, Estrada, Gray, MacAvoy, McLaughlin, Pratt and Trautlein.

COMPENSATION COMMITTEE

This committee held six meetings during 1994. This committee approves the compensation and appointment of certain senior officers, approves certain aspects of the compensation of officer-directors and reviews and makes recommendations to the Board concerning major compensation policies and the other aspects of the compensation of officer-directors.

     The current members of this committee are Directors Fuller (chairman), Ferguson, Kearns, Lewis and McLaughlin, none of whom is an officer of the Corporation.

AUDIT COMMITTEE

This committee held four meetings during 1994. This committee is responsible for reviewing the financial condition of the Corporation, its internal controls and audit program, the performance and findings of the internal audit staff and any action to be taken thereon by management. It reviews loan, internal audit and internal control policies. It also reviews audit and examination reports of governmental agencies and of the independent auditors. The committee selects the independent auditors for appointment by the Board.

     The current members of this committee are Directors Burns (chairman), Ferguson, Gray, McArthur,
Pratt and Trautlein, none of whom is an officer of the Corporation.

EMPLOYEE BENEFITS REVIEW COMMITTEE

This committee held three meetings during 1994. This committee reviews the reports regarding the employee benefit plans of the Bank made by the Named Fiduciaries, who are appointed pursuant to the Employee Retirement Income Security Act of 1974, as amended.

     The current members of this committee are Directors McLaughlin (chairman), Gray, Kearns, Lewis and Trautlein, none of whom is an officer of the Corporation.

INVESTMENT COMMITTEE

This committee held four meetings during 1994. This committee is responsible for supervising the trust, other fiduciary and investment advisory activities of the subsidiaries of the Corporation.

     The current members of this committee are Directors MacAvoy (chairman), Burns, Estrada and McArthur, none of whom is an officer of the Corporation.

GOVERNANCE COMMITTEE

This committee held three meetings during 1994. This committee is responsible for exercising general oversight with respect to the governance of the Corporation, and in that connection for reviewing and making reports and recommendations to the Board regarding the functioning of the Board, including its size and composition and the tenure of Directors, the qualifications of nominees for election to the Board, the duties and composition of committees of the Board, continuity and succession in the offices of chairman of the board, president and vice chairmen of the board and the performance of the chief executive officer.

     The current members of this committee are Directors Pratt (chairman), Burns, Ferguson, Fuller, Kearns, McArthur and McLaughlin, none of whom is an officer of the Corporation.

     The Governance Committee will consider recommendations for nominees for election to the Board which may be submitted by stockholders. These nominations should be submitted to the secretary of the Corporation for review by the committee. Such nominations for the 1996 Annual Meeting of Stockholders are required to be submitted not later than January 20, 1996.

DIRECTOR ATTENDANCE

During 1994, all of the Directors attended 75% or more of the meetings of the Board and of the committees of which they were members.

DIRECTORS' FEES

Directors' fees are paid only to Directors who are not officers. Directors receive a retainer at the rate of $25,000 per year. The chairman of the Audit Committee receives an additional retainer at the rate of $16,000 per year and the other members receive an additional retainer at the rate of $8,000 per year. The chairman of the Compensation Committee receives an additional retainer at the rate of $12,000 per year and the other members receive an additional retainer at the rate of $6,000 per year. The chairman of each Board committee, other than the Audit and Compensation Committees, receives an additional retainer at the rate of $6,000 per year and the other members of those committees receive an additional retainer at the rate of $3,000 per year. Fees for attendance at Board and Board committee meetings are $1,250 for each meeting attended. The Corporation and the Bank have standard arrangements pursuant to which Directors may elect to defer all or part of their fees. These arrangements include the option to have such fees credited as "phantom stock" units as described under the caption Stock Ownership. The annual retainer and fee arrangements for Directors provide that in the event of a change in control of the Corporation, as described under the caption Termination of Employment and Change in Control, any retainer or fees previously deferred by a Director will be paid to the Director in a single sum.

     Directors who are not officers also receive an annual entitlement to receive 500 shares of Common Stock of the Corporation. The actual delivery of such shares is deferred until the Director is no longer a Director of the Corporation or any of its subsidiaries. The shares to be delivered include the additional shares that the Director would have been entitled to receive if the Director had acquired each annual entitlement of shares on a current basis and had reinvested the cash dividends paid on such shares pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan. In the event of a change in control, as described under the caption Termination of Employment and Change in Control, each Director will receive a stock certificate for the shares of Common Stock to which the Director is entitled pursuant to this arrangement.

DIRECTORS' RETIREMENT PLAN

Directors who have served on the Board for at least six years, and who are not officers and are not eligible to receive a retirement benefit under the Bank's Retirement Plan, are entitled to benefits on an unfunded basis under a non-qualified retirement plan. Any such Director who ceases to be a Director prior to the calendar year of the Director's 65th birthday (or, in the event of the Director's death prior to such year, the Director's surviving spouse) is entitled to receive an annual benefit equal in amount to the then annual cash retainer for a Director, such annual benefit to be paid for the number of years that the Director served in that capacity. Any such Director who ceases to be a Director in or after the calendar year of the Director's 65th birthday is entitled to receive the same annual benefit, payable for the remaining years of the Director's life, provided that if the Director dies before receiving such annual benefit for at least a number of years equal to the number of years the Director served in that capacity the Director's surviving spouse is entitled to receive such annual benefit for a number of years equal to the remainder of such number of years of service. The retirement plan provides that in the event of a change in control of the Corporation, as described under the caption Termination of Employment and Change in Control, each Director's interest in the plan will be fully vested and will be paid to the Director in a single sum.

STOCK OWNERSHIP

STOCK OWNERSHIP OF MANAGEMENT

The following table shows, as of December 31, 1994, the number of shares of the Corporation beneficially owned by all current Directors, nominees for Director and Executive Officers of the Corporation named under the caption Executive Compensation, individually, and, together with all current Executive Officers of the Corporation, as a group. All shares referred to in the table and related footnotes are shares of Common Stock. The table also shows the number of "phantom stock" units held by certain Directors as of December 31, 1994, entitling each such Director, upon retirement or an earlier change in control of the Corporation (as described under the caption Termination of Employment and Change in Control), to receive a cash payment for each unit equal to the fair market value at that time of a share of Common Stock of the Corporation. Such units have been credited to the accounts of those Directors who have elected to defer all or part of their Directors' fees and to have such deferred fees treated as though invested in shares of Common Stock of the Corporation participating in its Dividend Reinvestment and Stock Purchase Plan.

       Name of Individual or                Number of Shares         Number of "Phantom
         Identity of Group               Beneficially Owned(a)        Stock" Units Held
- -----------------------------------    -----------------------       -------------------
Thomas G. Labrecque                      544,158 (b)                            --
Richard J. Boyle                         221,028 (b)(c)                         --
M. Anthony Burns                           1,310                                --
Joan Ganz Cooney                           2,764                                --
Jairo A. Estrada                          35,490                             1,212
James L. Ferguson                          2,254                             6,370
H. Laurance Fuller                         5,764                             1,145
William H. Gray, III                       1,133                               440
David T. Kearns                            1,033                                --
Delano E. Lewis                              883                                --
Paul W. MacAvoy                            2,033                             1,353
John H. McArthur                           2,207                                --
David T. McLaughlin                        4,437                                --
Edmund T. Pratt, Jr.                       1,964                            38,752
Henry B. Schacht                           2,013                                --
Donald H. Trautlein                        2,728                             1,740
E. Michel Kruse                           69,753 (b)                            --
Donald L. Boudreau                       174,298 (b)                            --
L. Edward Shaw, Jr.                      126,619 (b)(d)                         --
Directors, nominees and Executive
  Officers as a group (27 persons)     1,767,904 (e)                        51,012

- ---------------

(a) Except as otherwise noted, the individuals referred to have sole voting and investment power with respect to the shares listed. Each of such individuals beneficially owns less than 1% of the outstanding shares of Common or of any Series of Preferred Stock of the Corporation. The number of shares shown for each Director other than Directors Labrecque, Boyle, Burns, Estrada, Gray, Kearns, Lewis and MacAvoy includes in each case 1,764 shares that such Director is entitled to receive, after ceasing to be a Director, pursuant to the annual retainer arrangement for non-officer Directors. The number of shares shown for Directors Gray, Kearns, Lewis and MacAvoy includes in each case 633 shares that such Director is entitled to receive, after ceasing to be a Director, pursuant to such arrangement. The number of shares shown for Directors Burns and Estrada includes 1,210 shares and 310 shares, respectively, that they are entitled to receive, after ceasing to be Directors, pursuant to such arrangement. Each Director entitled to receive shares pursuant to such arrangement disclaims beneficial ownership with respect thereto.

(b) Includes shares which as of December 31, 1994 could be acquired within 60 days by Directors Labrecque and Boyle, Messrs. Kruse, Boudreau and Shaw and all Executive Officers included in the group described above upon the exercise of options for the purchase of 448,199, 186,838, 45,935, 163,000, 100,466 and 1,367,742 shares, respectively, as well as 6,173, 5,000, 1,865,
     1,810, 1,905 and 25,128 shares, respectively, issued during such 60-day period to Directors Labrecque and Boyle, Messrs. Kruse, Boudreau and Shaw and all Executive Officers included in the group described above upon the lapse of restrictions applicable to restricted stock units.

(c) Includes 676 shares as to which Director Boyle shares voting and investment power with his wife.

(d) Includes a beneficial interest in 3,255 shares which as of December 31, 1994 was held by the trustee under the Bank's Thrift-Incentive Plan.

(e) See (b) through (d) above. Includes the beneficial interests of two Executive Officers included in the group described above in 26,238 shares which as of December 31, 1994 were held by the trustee under the Bank's Thrift-Incentive Plan. Includes 2,990 shares held by a general partnership of which one of the Executive Officers included in the group is general partner, as to which shares he disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include 114 shares held by the wife of one of the Executive Officers included in the group, as to all of which shares he disclaims beneficial ownership. The total shown in the table represents approximately 0.99% of the shares of Common Stock of the Corporation outstanding on December 31, 1994. The current Executive Officers are the 13 officers of the Corporation determined to fall within the definition of "executive officer" set forth in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act").

OTHER STOCK OWNER

The entity referred to below is the only person known by the Corporation to own beneficially more than 5% of any class of the Corporation's voting securities. According to information furnished by that entity in a Schedule 13G filed pursuant to the Securities Exchange Act, the number of shares of Common Stock of the Corporation beneficially owned by it as of January 31, 1995 and the percentage of the total outstanding Common Stock of the Corporation represented thereby was as follows:

                                                               Number of
                                                                 Shares
                                                              Beneficially        Percent
                     Name and Address                            Owned            of Class
        -------------------------------------------           ------------        --------
        Barrow, Hanley, Mewhinney & Strauss, Inc.
        280 Crescent Court, 19th Floor
        Dallas, Texas 75201                                     9,190,491(a)      5.07%

- ---------------

(a) According to the information furnished by them, Barrow, Hanley, Mewhinney & Strauss, Inc. holds sole investment power with respect to all of such shares, sole voting power with respect to 2,339,827 of such shares and shared voting power with respect to the remaining 6,850,664 of such shares.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth cash and certain other compensation paid or accrued by the Corporation and its subsidiaries for the chief executive officer (Mr. Labrecque) and for each of the four other most highly compensated Executive Officers of the Corporation. The Bank, which is the principal subsidiary of the Corporation, has paid or accrued substantially all of the cash compensation shown.

                           Summary Compensation Table

                                               Annual Compensation                     Long Term Compensation
                                      -------------------------------------   ----------------------------------------
                                                                                       Awards                Payouts
                                                                              -------------------------     ----------
                                                                                             Securities
                                                               Other Annual    Restricted    Underlying                  All Other
                                                                 Compen-         Stock        Options/         LTIP       Compen-
Name and Principal Position   Year     Salary       Bonus         sation      Awards(a)(b)   SARs(#)(a)     Payouts(c)   sation(d)
- ----------------------------  -----   --------    ----------   ------------   ------------   ----------     ----------   ---------
Thomas G. Labrecque,           1994   $820,000    $2,600,000      $3,630       $1,289,062      50,000                0    $32,800
  Chairman of the              1993    750,000     1,500,000       7,491                0      40,000       $1,800,000     30,000
  Board of the Bank            1992    750,000       625,000       5,791                0      40,000                0     30,000

Richard J. Boyle,              1994    500,000       500,000       4,311          515,625      22,000                0     20,000
  Vice Chairman of             1993    500,000       425,000       4,067                0      22,000          400,000     20,000
  the Board of the Bank        1992    500,000       285,000       2,647                0      22,000                0     20,000

E. Michel Kruse,               1994    325,000       750,000       4,311          515,625      20,000                0     13,000
  Senior Executive             1993    300,000       450,000       4,067                0      15,000          300,000     12,000
  Vice President of the Bank   1992    266,667       340,000       5,295                0      10,000                0      8,728

Donald L. Boudreau,            1994    437,500       420,000           0          378,125      16,000                0     17,500
  Senior Executive             1993    425,000       400,000       3,425                0      16,000          325,000     17,000
  Vice President of the Bank   1992    425,000       320,000           0                0      15,000                0     17,000

L. Edward Shaw, Jr.,           1994    386,667       470,000           0          326,562      14,000                0     15,467
  Executive Vice President     1993    360,000       420,000       2,354                0      11,000          250,000     14,400
  of the Bank                  1992    360,000       195,000         993                0      11,000                0     14,400

- ---------------
(a) Reflects awards in January of the succeeding year taking into account performance during the year for which reported.

(b) The 1994 awards reported consisted of restricted stock units awarded under the Corporation's 1994 Long-Term Incentive Plan entitling the recipient, upon the lapse of the restrictions applicable thereto, to receive shares of Common Stock of the Corporation. The restrictions applicable to such restricted stock units lapse in equal annual installments on each of the third, fourth and fifth anniversaries of the date of grant. Such restricted stock units will be canceled if the holder's employment is terminated for any reason other than disability prior to the lapse of the applicable restrictions. The holder of a restricted stock unit is entitled to receive cash payments equivalent to the dividends which would have been received if the unit were a share of Common Stock. The amounts reported in the above table represent the market value at the date of grant, without giving effect to diminution in value attributable to the applicable restrictions.

    At January 18, 1995, following the grant of the 1994 awards, aggregate holdings of shares of restricted stock and restricted stock units were as shown in the table below, which also shows the market value of such shares and units at December 31, 1994, without giving effect to diminution in value attributable to the restrictions applicable thereto:

         Name          Number       Value
    ---------------    ------     ----------
    Mr. Labrecque      83,100     $2,872,144
    Mr. Boyle          30,000      1,036,875
    Mr. Kruse          22,083        763,244
    Mr. Boudreau       20,000        691,250
    Mr. Shaw           19,000        656,688

(c) The 1993 LTIP payouts reported consisted of cash payments and, in the case of Mr. Labrecque, shares of restricted stock awarded pursuant to the three-year incentive arrangement established by the Compensation Committee under the Bank's Management Incentive Plan in January 1991. The restricted stock award to Mr. Labrecque consisted of 23,400 shares of Common Stock of the Corporation. Normal quarterly dividends are paid on such shares. The contractual restrictions on the transfer of such shares will lapse in equal annual installments on each of the first three anniversaries of the date of grant, or upon earlier termination of employment due to death or disability. Such shares are non-forfeitable, and termination of employment for any other reason will have no effect on Mr. Labrecque's ownership thereof. Such shares may also not be sold or transferred unless registered under the Securities Act of 1933, as amended, and applicable state securities laws or unless the transfer qualifies for an exemption from the registration provisions thereof.

(d) Reflects annual contributions or other allocations to the Bank's Thrift-Incentive Plan and related defined contribution plans.

STOCK OPTION GRANTS

The table below contains information relating to stock options granted to the Executive Officers named above.

                    Option/SAR Grants in Last Fiscal Year(a)

                                      Individual Grants
    --------------------------------------------------------------------------------------
                           Number of      % of Total
                           Securities    Options/SARs
                           Underlying     Granted to                                         Grant Date
                          Options/SARs   Employees in    Exercise Price      Expiration        Present
            Name            Granted       Fiscal Year      ($/sh)(b)            Date          Value(c)
    --------------------  ------------   -------------   --------------   ----------------   -----------
    Thomas G. Labrecque      50,000           2.89%         $ 34.375      January 18, 2005    $ 440,000
    Richard J. Boyle         22,000           1.27            34.375      January 18, 2005      193,600
    E. Michel Kruse          20,000           1.16            34.375      January 18, 2005      176,000
    Donald L. Boudreau       16,000           0.92            34.375      January 18, 2005      140,800
    L. Edward Shaw, Jr.      14,000           0.81            34.375      January 18, 2005      123,200

- ---------------

(a) Reflects non-qualified stock options granted on January 18, 1995 under the 1994 Long-Term Incentive Plan of the Corporation taking into account performance during the year ended December 31, 1994. No stock appreciation rights were granted. Such options will become exercisable one year after the date of grant, and expire ten years after the date of grant or upon earlier termination of employment, other than by reason of retirement with the consent of the Corporation (in which case the options will expire on their original expiration date) or death (in which case the options will expire on the earlier of their original expiration date or 36 months after the date of death), subject to extension of the period of exercisability (if the Compensation Committee so determines) for up to 90 days following termination of employment or in the event of a change in control.

(b) The stock options were granted with an exercise price equal to the fair market value per share of the Common Stock of the Corporation on the date of grant.

(c) Present values were calculated using the Black-Scholes option pricing model modified to take dividends into account. The model as applied used the grant date of January 18, 1995 and the exercise price and fair market value on that date of $34.375 per share referred to above. It also assumed (i) a risk-free rate of return of 7.7%, which was the rate on 10-year U.S. Treasury bonds on the grant date, (ii) a stock price volatility of 24%, calculated using daily closing prices of the Common Stock of the Corporation for a one-year period ending on the grant date, (iii) a constant dividend yield of 4.65%, which was the yield on the grant date based on the quarterly cash dividend rate of 40 cents per share paid by the Corporation on its Common Stock and (iv) that the options normally would be exercised on the final day of their 10-year term. No discount from the theoretical value was taken to reflect the one-year waiting period prior to vesting, the restrictions on the transfer of the options and the likelihood that the options will be exercised in advance of the final day of their term.

                            ------------------------

     There is no assurance that the values actually realized upon the exercise of the stock options referred to above will be at or near the present values as of the date of grant shown in the foregoing table. As noted above, such present values were calculated using the Black-Scholes option pricing model, which is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as about the dividend yield on the Corporation's Common Stock and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. The holder of an option granted under the Corporation's 1994 Long-Term Incentive Plan, however, can realize its value before maturity only by exercising and thereby sacrificing the option's remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of the future performance of the Corporation's Common Stock, which will be influenced by future events and unknown factors.

OPTION/SAR EXERCISES, HOLDINGS AND YEAR-END VALUES

The table below contains information with respect to the Executive Officers named above concerning the exercise of stock options and stock appreciation rights during 1994 and the number and value of unexercised options and stock appreciation rights at the end of such year.

                        Aggregated Option/SAR Exercises
                     in 1994 and Year-End Option/SAR Values

                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised
                                                               Options/SARs at           In-the-Money Options/SARs
                                                              December 31, 1994           at December 31, 1994(d)
                                Shares                  -----------------------------  -----------------------------
                              Acquired on     Value
              Name            Exercise(a)  Realized(b)  Exercisable  Unexercisable(c)  Exercisable   Unexercisable
    ------------------------- -----------  -----------  -----------  ----------------  -----------  ----------------
    Thomas G. Labrecque              0             0      408,199         90,000       $ 4,181,088             0
    Richard J. Boyle             4,761       $72,903      164,838         44,000         1,256,299             0
    E. Michel Kruse                  0             0       30,935         35,000           229,139             0
    Donald L. Boudreau               0             0      147,000         32,000         1,368,251             0
    L. Edward Shaw, Jr.          5,144        81,661       89,466         25,000           603,305             0

- ---------------

(a) Includes the number of shares of Common Stock of the Corporation with respect to which stock appreciation rights were exercised.

(b) Reflects market value of underlying shares of Common Stock of the Corporation on the date of exercise, minus the exercise price.

(c) Includes stock options granted on January 18, 1995 under the 1994 Long-Term Incentive Plan of the Corporation taking into account performance during the year ended December 31, 1994.

(d) Reflects market value of underlying shares of Common Stock of the Corporation on December 31, 1994, minus the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS

In March 1994, the Compensation Committee of the Board of Directors approved the long-term incentive arrangement described in detail under the caption Three-Year Incentive Arrangement for Certain Executive Officers. The Three-Year Incentive Arrangement is designed to qualify the amounts paid thereunder to certain of the Corporation's Executive Officers as "qualified performance based-compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and certain proposed regulations thereunder. Awards are to be paid under this Arrangement to the five Executive Officers of the Corporation who are "covered employees" under Section 162(m) and such proposed regulations. Awards under the Arrangement are to be based on achieving certain performance targets related to the average over 10 consecutive trading days between January 1, 1994 and March 31, 1997 of the mean between the highest and lowest quoted selling prices of the Common Stock of the Corporation on the New York Stock Exchange. The specific performance targets provided for in this Arrangement are a $52 per share average price (the "$52 Target") and a $60 per share average price (the "$60 Target"). The table below contains information concerning estimated future payouts under the Arrangement treating the Executive Officers named above as the "covered employees" who will receive awards.

            Long-Term Incentive Plans -- Awards in Last Fiscal Year

                                                                    Estimated Future Payouts
                                                                        Under Non-Stock
                                                                       Price-Based Plans
                                                                   ----------------------------
             Name                   Performance Period(a)          Target(b)(d)   Maximum(c)(d)
    -----------------------    --------------------------------    ----------     -------------
    Thomas G. Labrecque        January 1, 1994-March 31, 1997      $1,500,000       $3,000,000
    Richard J. Boyle           January 1, 1994-March 31, 1997         500,000        1,000,000
    E. Michel Kruse            January 1, 1994-March 31, 1997         500,000        1,000,000
    Donald L. Boudreau         January 1, 1994-March 31, 1997         500,000        1,000,000
    L. Edward Shaw, Jr.        January 1, 1994-March 31, 1997         500,000        1,000,000

- ---------------
(a) The performance period is the period during which the $52 Target and the $60 Target must be achieved. Awards which are earned are payable prior to the end of the performance period on or after December 31, 1996 depending upon when the Target is reached. In the event of a change in control of the Corporation awards are payable upon the latter to occur of the change in control and the achievement of the Target.

(b) The target award is the maximum amount payable if the $52 Target is reached before the end of the performance period. The Compensation Committee, at its discretion, can reduce the amount paid upon achieving the $52 Target below such maximum amount.

(c) The maximum award is the maximum amount payable if the $60 Target is reached before the end of the performance period. Such maximum amount is required to be reduced by any amounts paid upon achieving the $52 Target. The Compensation Committee, at its discretion, can reduce the amount paid upon achieving the $60 Target below such maximum amount.

(d) If either the $52 Target or the $60 Target is reached by December 31, 1996, the maximum amount payable as a result of achieving such Target will be adjusted up or down as appropriate by multiplying such maximum amount by a fraction, the numerator of which is the average over the 10 consecutive trading days ending on December 31, 1996 of the mean between the highest and lowest quoted selling prices for shares of the Corporation's Common Stock on the New York Stock Exchange and the denominator of which is the Target which was reached. The maximum amount is also subject to adjustment if a change in control occurs after one or both of the Targets are reached but before December 31, 1996, treating the date on which the change in control occurred as if it were December 31, 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

This report is submitted by the Compensation Committee of the Corporation's Board of Directors, which consists of five members, none of whom is an officer of the Corporation.

     Decisions on compensation of the Corporation's Executive Officers are made by the Compensation Committee, except that salary and bonus determinations for the Chairman of the Board and the Vice Chairman of the Board are made by the Board of Directors (without such officers being present) after receiving recommendations from the Compensation Committee.

     The Corporation's executive compensation policies are designed to provide competitive levels of compensation that align compensation with the Corporation's annual and long-term performance goals, reward good performance at the corporate and business unit levels, recognize individual initiative and achievements and assist the Corporation in attracting and retaining qualified executives.

     The Committee annually sets target levels of compensation for all of the Corporation's Executive Officers, including Mr. Labrecque. The Committee reviews recent historical levels of compensation at other money center banks and large regional banks, all of which are included in the KBW 50 Index charted in the Performance Graph appearing on page 19 below, and then establishes an overall target level of compensation for each Executive Officer. The Compensation Committee believes that not all of the companies included in the KBW 50 Index are competitors with the Corporation for executive talent, although these companies are competitors for purposes of an investor seeking a return on investment. Therefore, the Committee only reviews historical levels of compensation for officers holding comparable positions at certain of the organizations included in the KBW 50 Index.

     Following the establishment of overall compensation targets for each Executive Officer, a determination is made, based upon the individual responsibilities and business function performed by the Executive Officer, as to what portion of the target for each Executive Officer is to be represented by each of the three principal elements of compensation: salary, bonus opportunity and long-term incentive compensation opportunity. These targets are reviewed by the Compensation Committee when making bonus and long-term incentive compensation awards and salary determinations. The particular target for each element of each Executive Officer's compensation may be above, below or comparable to the compensation paid by those competing organizations having comparable positions. Because a significant portion of an Executive Officer's potential compensation is performance related, actual compensation levels vary from year to year and in any particular year may be above or below those of the Corporation's competitors.

     The Compensation Committee believes that stock ownership by management of the Corporation is beneficial in aligning the interests of management and the Corporation's stockholders, and that awards under the Corporation's Long-Term Incentive Plans provide an incentive for Executive Officers to remain with the Corporation. Accordingly, the Compensation Committee intends to continue to utilize stock-based compensation arrangements in compensating the Corporation's Executive Officers.

RELATIONSHIP OF CORPORATE PERFORMANCE TO COMPENSATION

Compensation paid to the Corporation's Executive Officers for 1994 consisted primarily of salary, bonuses awarded under The Chase Manhattan Management Incentive Plan and awards of stock options and restricted stock units under the Corporation's 1994 Long-Term Incentive Plan. The payment of bonuses and the awards of stock options and restricted stock units under the Long-Term Incentive Plan are directly related to corporate and individual performance and, where relevant, business unit performance.

SALARY ARRANGEMENTS

Each Executive Officer's salary is determined on the basis of the individual's responsibilities. About three-quarters of the Corporation's Executive Officers received salary increases in 1994. For most of these Executive Officers, such increases were their first salary increases in twenty-one months or more. In several cases, salary increases were given in connection with the assignment to the Executive Officer of new responsibilities.

BONUS ARRANGEMENTS

All Executive Officers at or above the Executive Vice President level are eligible to participate in the Management Incentive Plan, which is administered by the Compensation Committee. Executive Officers who do not participate in the Management Incentive Plan are awarded bonuses based upon the recommendations of the Executive Officer to whom they report.

     Corporate performance determines the amount of annual bonuses, if any, awarded to the Corporation's Executive Officers under the Management Incentive Plan. In awarding annual bonuses based on 1994 performance, the Compensation Committee gave primary consideration to the Corporation's return on average common equity, which improved to 15.79% for 1994 from 14.59% in 1993. The increases in earnings per share and the price of the shares of the Corporation's Common Stock also were given significant consideration by the Compensation Committee, but they were not assigned the same significance as return on average common equity. Earnings per share were $5.87 in 1994, up approximately 23% from $4.79 in 1993. The price of a share of Common Stock increased approximately 1.5% in 1994 (shareholders realized a 5.7% return assuming reinvestment of dividends), as compared to a 1.4% increase in the Standard & Poor's 500 Stock Index and a 5.1% decrease in the KBW 50 Index charted under the caption Performance Graph on page 19 below, both of which assume the reinvestment of dividends.

     The Compensation Committee also considered the improvement in certain measures of asset quality and profitability and the Corporation's capital strength both in absolute terms and in relation to the Corporation's largest competitors whose performance is, in the view of the Compensation Committee, most suitable for evaluating the relative performance of the Corporation. These measures included the decrease in the levels of non-performing assets, the increase in the return on average assets and the continued strength in the Corporation's capital ratios. The decline in the level of the Corporation's criticized assets and the decrease in the provision for credit losses was also reviewed. Consideration was also given to performance against the Corporation's objective of reducing its basic expense to revenue ratio. Certain subjective factors, such as the achievement of qualitative goals relating to customers and employees and the Corporation's corporate values were also considered. These secondary factors were considered as a whole without assigning specific weights to any of them. After the Committee's evaluation of overall corporate performance, the performance of individual business units and of each of the Executive Officers was evaluated in light of the factors described above that are relevant to such performance.

LONG-TERM INCENTIVE PLAN ARRANGEMENTS

The long-term incentive component of the Executive Officers' compensation for 1994 consisted of awards of stock options and restricted stock units under the 1994 Long-Term Incentive Plan. The Plan is designed to link rewards for Executive Officers and other key personnel to increases in stockholder value, foster share ownership by the Corporation's executives and enable the Corporation to retain and attract key employees with superior management skills.

     As stated above, the Committee believes that stock-based compensation serves an important compensation objective. Accordingly, the Compensation Committee typically awards restricted stock units once every three years, while stock options are awarded annually. The restricted stock units awarded by the Compensation Committee vest equally over three years commencing on the third anniversary of the grant date. The stock options granted to the Corporation's Executive Officers have an exercise price equal to the market value of the Corporation's Common Stock on the date of grant and become exercisable one year after the date of grant.

     Awards under the 1994 Long-Term Incentive Plan are made at the beginning of each year, taking into account performance during the prior year and an assessment of each Executive Officer's potential future contribution to the Corporation. Performance for 1994 was measured by the same criteria which were considered by the Compensation Committee in awarding annual bonuses under the Management Incentive Plan. The improvement in return on average common equity and earnings per common share and the increase in the price of the Corporation's Common Stock were the primary factors considered by the Compensation Committee. The Corporation's progress toward meeting longer-term objectives, emphasizing profitability and capital strength as indicated by the increase in return on equity, earnings per share and other profitability ratios and the continued strength in the Corporation's capital ratios, was also considered.

     The Compensation Committee also considered the amount of stock options and restricted stock units already held by the Executive Officers. It concluded that the awards made to the Executive Officers were appropriate in light of the purposes which the 1994 Long-Term Incentive Plan is designed to achieve.

COMPENSATION OF MR. LABRECQUE

As discussed above, the Compensation Committee establishes an annual target for Mr. Labrecque's total compensation in light of historical levels of chief executive officer compensation at other money center and large regional banks and determines what portion of this target is to be represented by salary, bonus opportunity and long-term incentive compensation opportunity. Mr. Labrecque's target bonus opportunity increases at higher levels of return on average common equity so as to be comparable to bonuses paid by other money center and large regional banks which achieve similar levels of return on average common equity. Targets for salary and long-term incentive compensation are also intended to be comparable to the amounts paid by other money center and large regional banks to their chief executive officers, although no specific ranking compared to these other organizations is sought to be achieved. Because a significant portion of

Mr. Labrecque's potential compensation is performance related, his actual compensation varies from year to year and in any particular year may be above or below his counterparts at competing organizations.

     Mr. Labrecque's target salary was increased in 1994 primarily as a result of increases in salaries paid chief executive officers at competing organizations. After considering Mr. Labrecque's responsibilities and that Mr. Labrecque had not had a salary increase since he became Chief Executive Officer in November 1990, the Compensation Committee increased Mr. Labrecque's salary during 1994 to $870,000 per annum.

     The Compensation Committee proposed that Mr. Labrecque receive an annual bonus for 1994 under the Management Incentive Plan in the amount of $2,600,000. The Board of Directors approved this recommendation. The Compensation Committee also awarded Mr. Labrecque options to acquire 50,000 shares of the Corporation's Common Stock and 37,500 restricted stock units under the 1994 Long-Term Incentive Plan. The Compensation Committee based its decision with respect to these awards on the continuing improvement in 1994 in the performance of the Corporation and the central role of Mr. Labrecque in the future in achieving the Corporation's long-term objectives. Corporate performance was measured by the same criteria used to determine awards to the Corporation's other Executive Officers (see "Annual Bonus Arrangements" and "Long-Term Incentive Plan Arrangements" above). The Compensation Committee also considered the amount of stock options and restricted stock units owned by Mr. Labrecque in proposing the award of stock options and restricted stock units to him and concluded that the award was consistent with the purposes which the 1994 Long-Term Incentive Plan is designed to achieve.

PHILOSOPHY ON THE DEDUCTIBILITY OF COMPENSATION

Under the Internal Revenue Code, the amount of compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated Executive Officers which may be deductible by the Corporation for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be "performance-based" under the Internal Revenue Code and the applicable regulations is excluded for purposes of calculating the amount of deductible compensation. The Internal Revenue Service has proposed regulations to implement this provision, but they have not been finalized.

     As stated above (see "Compensation Policies for Executive Officers"), the Compensation Committee designs its compensation arrangements to achieve various objectives. To the extent these objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Corporation, the Compensation Committee will seek to do so. Accordingly, the 1994 Long-Term Incentive Plan which was approved by the stockholders at the 1994 Annual Meeting was designed to cause compensation expense associated with grants of options to qualify as performance-based compensation.

     No action was taken in 1994, however, to modify bonus arrangements under the Management Incentive Plan to conform with the Internal Revenue Code and the proposed regulations. The Compensation Committee determined that it was desirable to await the adoption of final regulations and to evaluate whether it was possible to achieve its compensation objectives in a manner which causes the incentive compensation paid to the Corporation's Executive Officers to be deductible. Although final regulations still have not been adopted, the Compensation Committee believes that it is possible to construct an incentive compensation plan which both achieves its desired compensation objectives and allows for the deduction by the Corporation of such compensation. Accordingly, The Chase Manhattan Annual Incentive Arrangement for Certain Executive Officers is being submitted to the stockholders at the 1995 Annual Meeting. The Compensation Committee also established the Three-Year Incentive Arrangement for Certain Executive Officers that the stockholders are being asked to approve at the 1995 Annual Meeting, which is intended to provide deductible performance-based compensation to the Chief Executive Officer and the Corporation's four other most highly compensated Executive Officers based on achieving the specified multi-year performance criteria.

     The Compensation Committee also has evaluated the desirability of causing all compensation expense associated with grants of restricted stock units under the 1994 Long-Term Incentive Plan to qualify as deductible performance-based compensation and has determined not to take any action at this time. The Compensation Committee seeks to promote the retention of the Corporation's Executive Officers through awards of restricted stock units. This objective would be adversely affected by the changes which the Committee would be required to make in the terms of the restricted stock units in order to qualify such awards as performance-based compensation. Because compensation expense associated with stock option awards under the Long-Term Incentive Plan and bonus payments under both of the arrangements being submitted to the shareholders at the 1995 Annual Meeting will qualify for deduction, the Committee believes that the amount of compensation expense associated with restricted stock unit awards which will not be deductible will be minor. Accordingly, the Committee has determined not to modify the terms of the 1994 Long-Term Incentive Plan applicable to restricted stock units to cause such awards to qualify as performance-based compensation.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

H. Laurance Fuller (Chairman)
James L. Ferguson
David T. Kearns
Delano E. Lewis
David T. McLaughlin

THE RETIREMENT PLAN

The Bank's Retirement Plan provides retirement benefits to eligible employees of participating "Employers" (the Corporation and certain subsidiaries of the Corporation, principally the Bank). The Retirement Plan was amended, effective as of January 1, 1989 and subject to Internal Revenue Service approval, to provide a cash balance type of defined benefit retirement plan under which the accrual of benefits for years of service after 1988 can be expressed in terms of monthly credits to an account. Such credits ultimately will be converted into annuity benefits or distributed as a lump sum payment.

     Under the amended Retirement Plan, including the Bank's Supplemental Retirement Plan adopted in 1981 which is applicable to certain key executives of the Bank and its affiliates, benefits accrued through December 31, 1988 under the formula in effect as of that date (the "Old Formula") are preserved. Credits for periods after December 31, 1988 are made on a monthly basis at the annual rate of 3% of compensation for compensation not exceeding the Social Security wage base for the year, and 6% of compensation for compensation in excess of the Social Security wage base. Participants with 10 or more years of service receive an additional annual credit equal to 1% of compensation for compensation not exceeding the Social Security wage base, and an additional 2% of compensation for compensation in excess of the Social Security wage base. Additional annual transition credits will also be provided through 1995, except that benefits under the Bank's Supplemental Retirement Plan are determined without regard to the annual transition credits. The amounts of such transition credits depend upon the length of a participant's service as of December 31, 1988, and range from 0.6% to a maximum of 5% of compensation. For purposes of the amended Retirement Plan a participant's compensation is base salary plus, in the case of the Bank's Supplemental Retirement Plan, awards or portions of awards made under certain incentive compensation plans and programs. Both the regular annual credits and annual transition credits receive interest credits at a rate that is set each year by the Bank. For 1995, the interest credit has been set at an annual rate of 9.5%. In lieu of the credits described above, participants who met certain age and service requirements as of December 31, 1988 may elect when they retire to receive their retirement benefits for all years of service (including service after December 31, 1988) under the Old Formula, as modified to comply with the Tax Reform Act of 1986 and subsequent legislation. Under the Retirement Plan, the normal retirement age is 65.

     The estimated annual retirement benefits payable to the individuals named under the caption Executive Compensation with the exception of Messrs. Labrecque and Boudreau are as follows:

                                                               Estimated Annual
                                         Year Attains         Benefit If Retires
                Name                        Age 65        At Normal Retirement Age(a)
                ----                     ------------     ---------------------------
          Richard J. Boyle                 2008                    $ 593,715
          E. Michel Kruse                  2009                      347,369
          L. Edward Shaw, Jr.              2009                      345,294

- ---------------

(a) The estimated annual retirement benefits shown above are in the form of a single life annuity, including the individuals' accrued benefits as of December 31, 1988 under the Old Formula, but in the case of benefits determined under the Old Formula after the reduction for Social Security benefits. Benefits for years of service after 1994 have been determined by assuming no increase in base salaries and annual bonuses equal to the average annual bonuses received in the last five years, and, for benefits determined under the amended Retirement Plan, an interest credit at a 9.5% annual rate, which is the 1995 rate for the interest credit. Benefits are computed without reference to limitations on compensation and benefits to which the Retirement Plan is subject under the Internal Revenue Code, because any benefits affected by such limitations are made up under the Bank's supplemental benefit plans.
                               ------------------

     Messrs. Labrecque, Boyle and Boudreau are eligible to elect to receive their entire retirement benefits under the Old Formula. The estimated annual retirement benefits payable to Messrs. Labrecque and Boudreau under the Old Formula are greater than the estimated benefits as determined under the amended provisions of the Retirement Plan used to compute the estimated benefits shown in the above table. The following table illustrates the estimated annual retirement benefit payable under the Old Formula (before any reduction for Social Security benefits) as a single life annuity to any employee retiring at normal retirement age in specified average covered compensation and years-of-service classifications:

                               Pension Plan Table

                                 Years of Service
                       ------------------------------------
   Remuneration           30           35            40
- -------------------    --------     --------     ----------
$ 500,000              $287,500     $312,500     $  337,500
   750,000              431,250      468,750        506,250
 1,000,000              575,000      625,000        675,000
 1,250,000              718,750      781,250        843,750
 1,500,000              862,500      937,500      1,012,500

     Retirement benefits under the Old Formula are computed by a formula the factors of which are base salary (plus, in the case of the Bank's Supplemental Retirement Plan, awards or portions of awards under certain incentive compensation plans) and years of service (not in excess of 40), reduced by a portion of the primary Social Security benefit payable to the employee. Such benefits are reduced on a actuarial basis where survivorship benefits are provided. The amounts of covered compensation for 1994 under the Old Formula (including the Bank's Supplemental Retirement Plan) for Messrs. Labrecque and Boudreau were $1,255,000 and $662,500, respectively, and their credited periods of service at the end of 1994 for purposes of the Old Formula were 30 years and six months and 33 years and four months, respectively.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Corporation has adopted a program that, in the event of a change in control, as described below, protects compensation awards which have already been granted to employees (i.e., stock options, deferred compensation, retirement benefits and defined contribution plan accounts). The program also provides that if an employee is terminated within 24 months after a change in control, he or she would be paid twice the amount of severance payable under the Corporation's salary continuation policy. Under the program certain senior officers who are not covered by the Corporation's salary continuation policy would receive one year's salary plus payments based on service to a maximum of two year's salary if their employment is terminated under limited circumstances before or within 24 months following a change in control, and, subject to certain limitations, would continue to participate in the Corporation's life, disability, accident and insurance plans for a period equal to the number of weeks of salary being paid to the officer.

     As part of the program, the Corporation also has entered into agreements with certain officers, including the Executive Officers named under the caption Executive Compensation, who are not covered by the Corporation's salary continuation policy or by the arrangement for certain senior officers described above. These agreements provide that the officer agrees to remain in the employ of the Corporation and its subsidiaries for a period of 12 months following a change in control of the Corporation. They also provide generally that if the officer's employment is terminated under certain limited circumstances before or within 24 months after a change in control, the officer (a) will receive a single sum payment equal to two or three times, depending on the officer's position, the sum of (i) such officer's current annual base salary and (ii) an amount equal to such current annual base salary multiplied by such officer's average percentage annual bonus paid or payable over the preceding five years (expressed as a percentage of annual base salary) and (b) subject to certain limitations will continue to participate in the Corporation's life, disability, accident and health insurance plans for up to 24 or 36 months, depending on the officer's position, after such officer's termination. The agreements continue in effect until December 31, 1995, and are automatically renewed thereafter for additional one year periods unless at least three months prior notice is given; however, each agreement terminates when the officer reaches age 65. The agreements also provide that if an officer's change in control benefits, less the 20% excise tax imposed under Section 4999 of the Internal Revenue Code, would exceed the maximum amount which could be paid to the officer without such excise tax being imposed, the Corporation will pay the officer an additional amount so that the net amount retained by the officer equals the full amount of the officer's change in control benefits. In all other situations, the officer's change in control benefits are limited to the amount which can be paid without incurring such excise tax.

     The 1982, 1987 and 1994 Long-Term Incentive Plans of the Corporation provide that in the event of a change in control of the Corporation, or in certain limited circumstances upon termination of employment prior to a change in control, (i) all non-qualified stock options and related stock appreciation rights will be exercisable as of the date of the change in control or, in the case of the 1982, 1987 and 1994 Plans, six months after the option or stock appreciation right was granted, if later, and (ii) the terms and conditions which must be satisfied with respect to any restricted stock units or shares of restricted stock will be deemed satisfied. The Plans also provide that in the case of termination of employment under certain limited circumstances before or within 24 months after a change in control of the Corporation, incentive stock options granted after July 17, 1990 and all non-qualified stock options (and related stock appreciation rights) will be exercisable within 24 months after any such termination. The 1982, 1987 and 1994 Plans further provide that in the event of a change in control of the Corporation, the value of any earned performance share units previously deferred will be paid in a single sum after the change in control.

     The amended Retirement Plan provides that, in the event of a change in control of the Corporation on or prior to December 31, 1995, each participant's interest in the Plan will be fully vested and the Plan may not be merged or consolidated with, or transfer its assets or liabilities to, any other plan. The Bank's Supplemental Retirement Plan and the Bank's supplemental benefit plans also provide that in the event of a change in control of the Corporation, and in certain limited circumstances as a result of a participant's termination of employment prior to a change in control, each participant's interest in the Supplemental Retirement Plan or benefit under a supplemental benefit plan will be fully vested and paid in a single sum.

     The Bank's Thrift-Incentive Plan provides that in the event of a change in control of the Corporation on or prior to December 31, 1995, each participant's interest in the Plan will be fully vested. Further, under the program, in the event of a change in control of the Corporation, compensation awards deferred under the management incentive program maintained by the Bank will be paid in a single sum.

     Under the program, agreements, plans and arrangements referred to above and elsewhere in this Proxy Statement, a "change in control" will be deemed to have occurred if any one of the following conditions shall have been satisfied:

          (a) any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or

          (b) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new Director (other than a Director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in subparagraph (a) above or subparagraphs (c) or (d) below) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

          (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, or a plan of complete liquidation of the Corporation, other than (i) a merger, consolidation or liquidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a Subsidiary (as such term is defined in the change in control provision in question), at least 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or liquidation or (ii) a merger, consolidation or liquidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

          (d) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation (other than to a Subsidiary) of all or substantially all the Corporation's assets.

Notwithstanding the foregoing, with respect to a particular employee, a change in control will not include any event, circumstance or transaction occurring during the 12-month period following a Potential Change in Control which results from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by one or more executive officers of the Corporation in which the employee participates (a "Management Group"); provided, however, that such action shall not be taken into account for this purpose if it occurs within a 12-month period following a Potential Change in Control resulting from the action of any Person which is not a Management Group.

     For purposes of the foregoing definition of "change in control," the term "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided however, a Person shall not include (i) the Corporation or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a subsidiary of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or
(iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

     For purposes of the foregoing definition of "change in control," a "Potential Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

          (a) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a change in control;

          (b) the Corporation or any Person publicly announces an intention to take or to consider taking action which, if consummated, would constitute a change in control;

          (c) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding securities, increases such Person's beneficial ownership of such securities by five percentage points or more over the percentage so owned by such Person on the date specified in the change in control provision in question; or

          (d) the Board of Directors adopts a resolution to the effect that a Potential Change in Control has occurred.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation with that of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the KBW 50 Index, a bank stock index published by Keefe, Bruyette & Woods, Inc. The KBW 50 Index is made up of 50 of the nation's most important banking companies, including all money-center and super-regional banking companies and most major regional banking companies. The comparison for each of the periods assumes that $100 was invested on December 31, 1989 in each of the Common Stock of the Corporation, the stocks included in the S&P 500 Index and the stocks included in the KBW 50 Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         AMONG THE CORPORATION, THE S&P 500 INDEX AND THE KBW 50 INDEX

                                   THE CHASE
      MEASUREMENT PERIOD           MANHATTAN          S&P 500
    (FISCAL YEAR COVERED)         CORPORATION          INDEX        KBW 50 INDEX
    ---------------------         -----------         -------       ------------
1989                                 100.00            100.00          100.00
1990                                  33.58             96.89           71.81
1991                                  59.09            126.28          113.67
1992                                 100.97            135.88          144.84
1993                                 124.73            149.52          152.86
1994                                 131.87            151.55          145.07

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Bank and other subsidiaries of the Corporation in the ordinary course of business during 1994, and additional transactions in the ordinary course of business may be expected to take place in the future with the Bank and other subsidiaries of the Corporation. All loans or extensions of credit included in such transactions in 1994, or which were outstanding during 1994, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, if any, as those prevailing at the time for comparable transactions with other persons and when made did not involve more than normal risk of collectibility or present other unfavorable features.

     In the ordinary course of business the Corporation and its subsidiaries, including the Bank, use the products or services of a number of organizations with which Directors of the Corporation are or were affiliated as officers or directors. Management believes that such transactions were on terms that were at least as favorable to the Corporation or the subsidiaries of the Corporation involved as would have been available from unaffiliated parties. It is expected that the Corporation and its subsidiaries will in the future have transactions with organizations with which Directors of the Corporation are affiliated as officers or directors.

APPROVAL OF AUDITORS (Item 2 on Proxy)

The firm of Price Waterhouse has been selected by the Audit Committee and appointed by the Board of Directors to serve as the Corporation's independent auditors for the fiscal year beginning January 1, 1995. In line with past practice, the Board is requesting stockholder approval of the appointment. A partner in the firm will be present at the meeting to answer questions and will have the opportunity to make a statement, if he so desires. The firm is presently serving both the Corporation and the Bank as independent auditors.

     Management recommends that the stockholders vote FOR approval of this appointment. If the appointment is not approved by a majority of the votes cast at the meeting on this proposal by the holders of the shares of Common Stock of the Corporation entitled to vote thereat, the appointment of the independent auditors will be reconsidered by the Board and the Audit Committee of the Board. The Corporation's expense for the auditing and auditing related services provided by the firm during 1994 was approximately $8,800,000. If not otherwise specified, proxies will be voted FOR approval of this appointment.

ANNUAL INCENTIVE ARRANGEMENT FOR CERTAIN EXECUTIVE OFFICERS (Item 3 on Proxy)

The Board of Directors believes that the future success of the Corporation and its subsidiaries is dependent upon the quality of management, and that compensation programs are important in attracting and retaining individuals of superior ability and motivating their efforts on behalf of the Corporation and its business interests.

     Under Section 162(m) of the Internal Revenue Code and certain proposed regulations thereunder (the "Proposed Regulations"), the amount of compensation paid by a publicly-held corporation, like the Corporation, to its chief executive officer and four other most highly compensated executive officers during any year which may be deductible for federal income tax purposes is limited to $1,000,000 per person per year except that compensation which is "qualified performance-based compensation" will be excluded for purposes of calculating the amount of deductible compensation.

     For many years, one element of the incentive compensation provided by the Corporation to its Executive Officers has been the payment of an annual bonus under The Chase Manhattan Management Incentive Plan (the "MIP"). The MIP is designed to reward the Corporation's Executive Officers for their contribution to the Corporation's performance. Bonus awards to the Corporation's Executive Officers under the MIP are based on performance, but do not constitute "qualified performance-based compensation" as that term is used in the Internal Revenue Code and the Proposed Regulations.

     The Board of Directors believes that where the Corporation can seek to accomplish its compensation objectives in a manner which maximizes the deductibility of such compensation for federal income tax purposes, the Corporation should seek to do so. Accordingly, the Board of Directors adopted, effective January

1995 and subject to stockholder approval, an annual bonus arrangement, The Chase Manhattan Annual Incentive Arrangement for Certain Executive Officers (the "Annual Incentive Arrangement"), which is designed to qualify the amounts paid from time to time thereunder to certain of the Corporation's Executive Officers as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code and the Proposed Regulations.

     The following summary of the material terms of the Annual Incentive Arrangement is qualified in its entirety by reference to the terms of the Annual Incentive Arrangement, a copy of which is attached to this Proxy Statement as Exhibit A.

PURPOSE OF THE ANNUAL INCENTIVE ARRANGEMENT

The purpose of the Annual Incentive Arrangement is to provide a means of rewarding certain Executive Officers of the Corporation who have contributed to the profitability of the Corporation in a manner in which permits such compensation to be deductible by the Corporation or any of its subsidiaries for federal income tax purposes.

ADMINISTRATION

The administration of the Annual Incentive Arrangement is vested in the Compensation Committee of the Corporation's Board of Directors. Under the Annual Incentive Arrangement, each member of the Committee is required to qualify as an "outside director" as that term is used in Section 162(m) of the Internal Revenue Code and the Proposed Regulations.

ELIGIBILITY

All Executive Officers of the Corporation at or above the level of an Executive Vice President (of which there are presently 12) are eligible to participate in the Annual Incentive Arrangement. Neither other employees of the Corporation nor members of the Compensation Committee are eligible for awards under the Annual Incentive Arrangement.

     In accordance with the Proposed Regulations, within the first three months of each calendar year, the Compensation Committee is required to designate those Executive Officers who will participate in the Annual Incentive Arrangement for that year. All eligible Executive Officers who are not designated to participate in the Annual Incentive Arrangement and any person who becomes an eligible Executive Officer of the Corporation during a calendar year will be eligible to participate in the MIP.

     If any participant in the Annual Incentive Arrangement ceases to be employed by the Corporation or any of its subsidiaries during any calendar year other than due to retirement, death or disability, such participant will not be entitled to receive any award under the Annual Incentive Arrangement for such year unless the Compensation Committee, in its sole discretion, determines that the payment of such award is in the best interests of the Corporation.

AWARDS UNDER THE ANNUAL INCENTIVE ARRANGEMENT

Within the first three months of each year, the Compensation Committee is required to specify in writing the percentage of the consolidated after-tax net income of the Corporation and its subsidiaries for such year that will be included in the bonus pool from which awards will be made to the participants in the Annual Incentive Arrangement for that calendar year (the "Bonus Pool"). The Bonus Pool will also include up to $3,000,000 of the aggregate amount of the Bonus Pools from prior years as to which awards were not made (the "Carryforward Amount"). Within such three-month period, the Committee is also required to allocate in writing the portion of each of the two components of the Bonus Pool that each participant may receive in respect of such calendar year, subject to the requirement in the Annual Incentive Arrangement that no participant may receive an award under the Annual Incentive Arrangement which exceeds the sum of .40% of the consolidated after-tax net income of the Corporation and its subsidiaries for such year and 40% of the

Carryforward Amount. The Committee may not allocate more than 100% of each component of the Bonus Pool.

     Because the amount of the Bonus Pool is based upon the consolidated after-tax net income of the Corporation and its subsidiaries, the amount of any awards that may be payable to participating Executive Officers under the Annual Incentive Arrangement cannot currently be determined. If the Annual Incentive Arrangement had been in effect during 1994 and assuming that there was no Carryforward Amount, the maximum amount that could have been awarded thereunder to any participant would have been approximately $4,800,000. Although this amount is greater than the amount of any individual award under the MIP, the Compensation Committee is permitted, under the Proposed Regulations and the Annual Incentive Arrangement, to use its discretion to reduce the amount of any award below the maximum amount determined pursuant to the formula contained in the Annual Incentive Arrangement. The Committee believes that it would have used such discretion to award each Executive Officer an amount equal to the amount actually awarded under the MIP. It is the Committee's intention to use this discretion in the future, when appropriate, to reduce the size of awards to a level which it believes is appropriate based upon its assessment of the performance of the Corporation and of each participant.

PAYMENT OF AWARDS

Following the end of each calendar year, the Compensation Committee is required to certify in writing (i) the amount, if any, of the consolidated after-tax net income of the Corporation and its subsidiaries for such year, (ii) the amount of the Bonus Pool and (iii) the amount of bonus awards to each participant. The existence of consolidated after-tax net income for the Corporation and its subsidiaries is a prerequisite to the payment of any awards under the Annual Incentive Arrangement, even if the Bonus Pool includes a Carryforward Amount.

     In the event the Compensation Committee determines, upon the advice of counsel to the Corporation, that payment of an award may be made under the Annual Incentive Arrangement before the end of a calendar year without materially adversely affecting the ability of the Corporation or any of its subsidiaries to deduct for federal income tax purposes the amounts payable under the Annual Incentive Arrangement, including, without limitation, by making a partial payment of an award based upon the consolidated after-tax net income of the Corporation and its subsidiaries for the first nine months or any other portion of a calendar year (which payment may be contingent upon the repayment to the Corporation of any amount of any award in excess of the amount payable on account of the consolidated after-tax net income of the Corporation and its subsidiaries for the entire year), the Committee may elect during December of any year to pay awards under the Annual Incentive Arrangement prior to the expiration of the year. In the event of any such election by the Committee, the Committee is required to certify in writing the portion of the year for which awards are to be paid, and to make the certifications in writing specified in the preceding paragraph with respect to such portion of the year as if such portion were a full calendar year.

     Awards may be paid in cash, stock (which may have such restrictions on transferability or vesting as the Compensation Committee shall determine and may be granted in the form of restricted stock units pursuant to the 1994 Long-Term Incentive Plan if the Committee so determines), any other form of consideration determined by the Committee or any combination thereof. Each bonus award will be paid first from the consolidated after-tax net income of the Corporation and its subsidiaries included in the Bonus Pool and then from the Carryforward Amount to the extent necessary.

     Each Executive Officer is permitted to defer payment of all or any part of any award under the Annual Incentive Arrangement in accordance with the Corporation's deferred compensation arrangements.

AMENDMENT AND TERMINATION

The Compensation Committee may amend the Annual Incentive Arrangement at any time, provided, that such changes may be made consistent with the provisions of
Section 162(m) of the Internal Revenue Code and the Proposed Regulations without adversely affecting the ability of the Corporation or any of its subsidiaries to deduct the compensation which may be paid pursuant to the Annual Incentive Arrangement for federal income tax purposes and, provided, further, that no amendment that requires stockholder approval under Section 162(m) of the Internal Revenue Code or the Proposed Regulations may be made without such approval. The Board of Directors of the Corporation may terminate the Annual Incentive Arrangement at any time.

APPROVAL OF MATERIAL TERMS

In order for the compensation payable pursuant to the Annual Incentive Arrangement to constitute "qualified performance-based compensation" under the Internal Revenue Code and the Proposed Regulations, the material terms of the Annual Incentive Arrangement must be approved by the affirmative vote of a majority of the votes cast at the meeting on this proposal by the holders of the shares of Common Stock of the Corporation entitled to vote thereat. No awards will be made pursuant to the Annual Incentive Arrangement unless such approval is obtained.

     The Board of Directors recommends that the stockholders vote FOR approval of the material terms of the Annual Incentive Arrangement. If not otherwise specified, proxies will be voted FOR approval.

THREE-YEAR INCENTIVE ARRANGEMENT FOR CERTAIN EXECUTIVE OFFICERS (Item 4 on
Proxy)

As stated under the caption Annual Incentive Arrangement for Certain Executive Officers, the Board of Directors believes that the future success of the Corporation and its subsidiaries is dependent upon the quality of management, and that compensation programs are important in attracting and retaining individuals of superior ability and motivating their efforts on behalf of the Corporation and its business interests. The Board of Directors also believes that where the Corporation can seek to accomplish its compensation objectives in a manner which maximizes the deductibility of such compensation for federal income tax purposes, the Corporation should seek to do so.

     In March 1994, the Compensation Committee of the Corporation's Board of Directors adopted, subject to stockholder approval, a long-term incentive arrangement, the Three-Year Incentive Arrangement for Certain Executive Officers (the "Three-Year Incentive Arrangement"), which is designed to qualify the amounts paid thereunder to certain of the Corporation's Executive Officers as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code and the Proposed Regulations. For a discussion of the treatment of "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code and the Proposed Regulations, see the explanation under the caption Annual Incentive Arrangement for Certain Executive Officers. The Three-Year Incentive Arrangement was ratified by the Board of Directors in February 1995.

     The following summary of the material terms of the Three-Year Incentive Arrangement is qualified in its entirety by reference to the terms of the Three-Year Incentive Arrangement, a copy of which is attached to this Proxy Statement as Exhibit B.

PURPOSE OF THE THREE-YEAR INCENTIVE ARRANGEMENT

The Three-Year Incentive Arrangement is intended to provide competitive compensation opportunities for sustained improved corporate performance in a manner in which permits such compensation to be deductible by the Corporation and its subsidiaries for federal income tax purposes.

ADMINISTRATION

The administration of the Three-Year Incentive Arrangement is vested in the Compensation Committee. Under the Three-Year Incentive Arrangement, each member of the Committee is required to qualify as an "outside director" as that term is used in Section 162(m) of the Internal Revenue Code and the Proposed Regulations.

ELIGIBILITY

Any Executive Officer of the Corporation at or above the level of an Executive Vice President on December 31, 1996 or such later date as a performance target provided for in the Three-Year Incentive Arrangement is achieved may be eligible to receive an award under the Three-Year Incentive Arrangement. At present, there are twelve Executive Officers of the Corporation eligible to participate in the Three-Year Incentive Arrangement. Awards may be paid under the Three-Year Incentive Arrangement only to the five Executive Officers of the Corporation who are "covered employees." (The term "covered employees" is defined in Section 162(m) of the Internal Revenue Code and the Proposed Regulations to mean the chief executive officer and the four other most highly compensated executive officers of a corporation as determined in accordance with the executive compensation disclosure rules under the Securities Exchange Act.) Executive Officers of the Corporation who are not "covered employees" may receive awards under other compensation arrangements, but if such awards are paid on the basis of performance criteria similar to those contained in the Three-Year Incentive Arrangement, such awards may not exceed the amounts that could be paid to such Executive Officers under the Three-Year Incentive Arrangement if they were "covered employees." Neither other employees of the Corporation nor members of the Compensation Committee are eligible for awards under the Three-Year Incentive Arrangement.

AWARDS UNDER THE THREE-YEAR INCENTIVE ARRANGEMENT

Awards may be made under the Three-Year Incentive Arrangement based upon the achievement of certain performance targets related to the average over 10 consecutive Trading Days (as defined below) between January 1, 1994 and March 31, 1997 of the mean between the highest and lowest quoted selling prices of the Common Stock of the Corporation on the New York Stock Exchange (the "NYSE"). A Trading Day is defined in the Three-Year Incentive Arrangement as any day on which the NYSE is open for trading of shares of the Corporation's Common Stock. The specific performance targets provided for in the Three-Year Incentive Arrangement are a $52 per share average price (the "$52 Target") and a $60 per share average price (the "$60 Target"). Such Targets are subject to adjustment upon the occurrence of certain events which result in an increase or decrease in the number of outstanding shares of the Corporation's Common Stock.

     Subject to the adjustments described below in the event a Target is reached by December 31, 1996, the maximum amounts payable under the Three-Year Incentive Arrangement upon reaching the $52 Target and the $60 Target are $4,500,000 and $9,000,000, respectively. The maximum amount payable under the Three-Year Incentive Arrangement if the $60 Target is reached is required to be reduced by any amounts paid under the Three-Year Incentive Arrangement upon having reached the $52 Target.

     If either the $52 Target or the $60 Target is reached by December 31, 1996, the maximum amount payable as a result of reaching such Target will be adjusted by multiplying such maximum amount by a fraction, the numerator of which is the average over the 10 consecutive Trading Days ending on December 31, 1996 of the mean between the highest and lowest quoted selling prices for shares of the Corporation's Common Stock on the NYSE and the denominator of which is the Target which was reached. For example, if the $52 Target were reached by December 31, 1996 and the average price determined during the 10 consecutive trading days ending December 31, 1996 was $57.20 per share, the maximum amount payable pursuant to the Three-Year Incentive Arrangement would be $4,950,000 (i.e., $4,500,000 x $57.20/$52.00).

     The Three-Year Incentive Arrangement contains a limitation on the portion of the maximum amount payable pursuant thereto which any "covered employee" may receive. The Chairman of the Board and the President, if any, may each receive one-third, and the Vice Chairman of the Board and each other "covered employee" may each receive one-ninth of the maximum award payable upon reaching a performance target. If Messrs. Labrecque, Boyle, Boudreau, Kruse and Shaw were the "covered employees" who received awards based upon reaching the $60 Target (without any adjustment due to reaching such Target by December 31, 1996), Mr. Labrecque would be eligible to receive $3,000,000, each of the other "covered employees" would be eligible to receive $1,000,000, so that a total of $7,000,000 would be available for award under the Three-Year Incentive Arrangement to the Executive Officers of the Corporation. Information concerning estimated future payouts under the Three-Year Incentive Arrangement is presented in tabular form under the caption

Executive Compensation -- Long-Term Incentive Plan Awards. In the event one of the "covered employees" other than Mr. Labrecque were to be the President of the Corporation, such "covered employee" would be eligible to receive $3,000,000, so that the total amount available for award to the Executive Officers of the Corporation under the Three-Year Incentive Arrangement would be $9,000,000.

     The Compensation Committee is permitted, under the Proposed Regulations and the Three-Year Incentive Arrangement, to use its discretion to reduce the amount of any award below the maximum amount determined pursuant to the formula contained in the Three-Year Incentive Arrangement. It is the Committee's intention to use this discretion, if appropriate, to reduce the size of awards to a level which it believes is appropriate based upon its assessment of the performance of the Corporation and any other factors which it deems relevant over the period during which the award was earned.

PAYMENT OF AWARDS

Unless deferred by the Compensation Committee, awards based upon achieving Targets on or before December 31, 1996 will be paid on or as soon as possible after December 31, 1996 and awards based upon achieving Targets after December 31, 1996 but on or before March 31, 1997 will be paid on or as soon as possible after the date of the Targets are met.

     Awards may be paid in cash, shares of the Corporation's Common Stock (which may have such restrictions on transferability or vesting as the Compensation Committee shall determine and may be granted in the form of restricted stock units pursuant to the 1994 Long-Term Incentive Plan if the Committee so determines), any other form of consideration determined by the Committee or any combination thereof. Each "covered employee" is permitted to defer payment of all or any part of any award under the Three-Year Incentive Arrangement in accordance with the Corporation's deferred compensation arrangements.

EFFECT OF CHANGE IN CONTROL

In the event of a change in control of the Corporation, as described under the caption Termination of Employment and Change in Control, the Executive Officers who are "covered employees" are required to be paid the maximum amount payable under the Three-Year Incentive Arrangement for each Target which is reached upon the latter of the change in control or the achievement of a Target. If the change in control occurs after one or both Targets are reached but before December 31, 1996, the maximum aggregate amount payable upon the achievement of the higher Target shall be adjusted in the manner provided in the Three-Year Incentive Arrangement for Targets achieved on or before December 31, 1996 as if the date on which such change in control occurred was December 31, 1996.

AMENDMENT AND TERMINATION

The Compensation Committee may amend the Three-Year Incentive Arrangement at any time, provided that such changes may be made consistent with the provisions of
Section 162(m) of the Internal Revenue Code and the Proposed Regulations without adversely affecting the ability of the Corporation or any of its subsidiaries to deduct the compensation which may be paid pursuant to the Three-Year Incentive Arrangement for federal income tax purposes and provided, further, that no amendment that requires stockholder approval under the Internal Revenue Code or the Proposed Regulations may be made without such approval. The Board of Directors may terminate the Three-Year Incentive Arrangement at any time.

APPROVAL OF MATERIAL TERMS

In order for the compensation payable pursuant to the Three-Year Incentive Arrangement to constitute "qualified performance-based compensation" under the Internal Revenue Code and the Proposed Regulations, the material terms of the Three-Year Incentive Arrangement must be approved by the affirmative vote of a majority of the votes cast at the meeting on this proposal by the holders of the shares of Common Stock of the Corporation entitled to vote thereat. No awards will be made pursuant to the Three-Year Incentive Arrangement unless such approval is obtained.

     The Board of Directors recommends that the stockholders vote FOR approval of the material terms of the Three-Year Incentive Arrangement. If not otherwise specified, proxies will be voted FOR approval.

STOCKHOLDER PROPOSALS (Items 5, 6, 7 and 8 on Proxy)

Stockholders submit a number of proposals each year. In prior years, the Corporation has adopted some of these recommendations, either as proposed or in modified form. As announced at prior Annual Meetings, a stockholder proposal generally will be voted on only if the stockholder or the stockholder's representative attends the meeting and presents the proposal.

     This year, the management of the Corporation, with the approval of the Board of Directors, has determined that each of the following proposals should be opposed. For approval, a proposal must receive the affirmative vote of a majority of the votes cast at the meeting on such proposal by the holders of the shares of Common Stock of the Corporation entitled to vote thereat. In addition, formal implementation of the proposals described below under Items 5 and 6 on Proxy would require the adoption at a later stockholders' meeting of amendments to the Certificate of Incorporation of the Corporation approved by the affirmative vote of the holders of 75% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

(Item 5 on Proxy)

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owned 200 shares of Common Stock of the Corporation of record on February 21, 1995, has stated that she intends to introduce the following resolution at the meeting for the reasons given:

          RESOLVED: "That the shareholders of Chase Manhattan Corp. recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

          REASONS: "Until recently, directors of Chase Manhattan were elected annually by all shareholders."

          "The great majority of New York Stock Exchange listed corporations elect all their directors each year."

          "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

          "Last year the owners of 54,930,221 shares, representing approximately 49% of shares voting, voted FOR this proposal."

          "If you AGREE, please mark your proxy FOR this resolution."

                            ------------------------

     The management of the Corporation again recommends a vote AGAINST this proposal, which was defeated at seven prior Annual Meetings. At the 1994 Annual Meeting over 56,786,000 shares were voted against it.

     In 1986, the stockholders approved an amendment to the Corporation's Certificate of Incorporation which, in addition to related matters, classified the Board into three classes of nearly equal size. The members of each class serve for three years and one class is elected at each Annual Meeting.

     The Board recommended the amendment in 1986 to help assure a measure of continuity in the management of the business and affairs of the Corporation and provide the Board with sufficient time to review any proposal from a substantial stockholder and to take appropriate actions which are believed to be in the best interests of all of the Corporation's stockholders. Management believes that the reasons for the Board's recommendation are still valid.

(Item 6 on Proxy)

John J. Gilbert, and Margaret P. Gilbert, 29 East 64th Street, New York, New York 10021-7043, who owned 200 shares of Common Stock of the Corporation of record on February 21, 1995 (and who have stated that they represent interests in an additional 200 shares of such Common Stock) have stated that they intend to introduce the following resolution at the meeting for the reasons given:

          RESOLVED: That the stockholders of Chase Manhattan Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

          REASONS

          Continued very strong support along the lines we suggest were shown at the last annual meeting when 31.14%, an increase over the previous year, 4,278 proxies from owners of 34,835,762 shares, were cast in favor of this proposal. The vote against included unmarked proxies.

          A law enacted in California provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

          The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

          We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion.

          When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

          Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 they raised their dividend. We believe that Chase should follow these examples.

          Another reason for cumulative voting is to get more directors like David McLaughlin, who is on the boards of Atlantic Richfield and Westinghouse, both of which have ended their stagger system, which Chase still has; and William Gray, who is also on the board of Westinghouse. My resolution was withdrawn when the Westinghouse directors agreed to end their stagger system.

          If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

                            ------------------------

     The management of the Corporation again recommends a vote AGAINST this proposal. A similar proposal has been submitted to the stockholders at 12 earlier Annual Meetings and each time was defeated. At the 1994 Annual Meeting over 77,027,000 shares were voted against the proposal.

     Management continues to believe that the Directors should represent stockholders as a group rather than each Director representing a different special interest faction. Cumulative voting could result in a Director being committed to serve the special interests of the faction responsible for the Director's election rather than the overall best interests of the stockholders.

(Item 7 on Proxy)

The Congregation of the Passion-Holy Cross Province, 4127 N. Central Park, Chicago, Illinois 60618, the Sisters of Mercy of Connecticut, Inc., 249 Steele Road, West Hartford, Connecticut 06117, the Catholic Foreign Mission Society of America, Inc., P.O. Box 306, Maryknoll, New York 10545-0306, and the Sisters of Charity of Cincinnati, 5900 Delhi Road, Mount St. Joseph, Ohio 45051, who have stated that they beneficially owned, respectively, 1,700 shares, 3,900 shares, 200 shares and 1,000 shares of Common Stock of the Corporation on February 21, 1995, have stated that they intend to introduce the following resolution at the meeting:

          Our bank has outstanding loans in many developing countries currently undergoing austerity and structural adjustment programs strongly urged by the International Monetary Fund and World Bank. These programs aim to stabilize heavily indebted economies, and enable countries to service their debts.

          However, we believe that while these policies press debtor nations to pay interest, they often erode those countries' human and natural resources, increase their domestic inequalities and international dependency, and undermine their long-term capacity to repay their actual debts.

          Structural adjustment programs typically include:

        - Export promotion strategies including removal of import tariffs, reducing local industries' ability to compete against foreign companies and deregulation, which often increases destructive exploitation of human and natural resources,

          Cuts in spending for health, education and housing,

        - Wage controls and reduction of subsidies for basic products which shrink workers' real incomes,

        - Restricted domestic credit and higher interest rates, limiting entrepreneurial possibilities for small producers (especially women),

        - Higher taxes which fall disproportionately on poor and working people,

        - Wholesale privatization of state-owned enterprises, which reduce government assets available to finance future infrastructural and social development and repay debts.

     We believe adjustment programs have contributed heavily to the following circumstances:

          Brazil: Real minimum wages dropped 40% during the 1980's, as the percentage of Brazilians in poverty rose from 24% to 39%. Today more than one in five confronts hunger daily.

          Nicaragua: Unemployment totals 60%, while teachers, nurses and policemen earn less than the official subsistence level. Cuts in spending for health and sanitation fuel cholera and malaria epidemics, and the reemergence of diseases previously eradicated by national programs. Hunger and starvation cause more deaths than ever in Nicaragua's history. Privatization measures provoked massive strikes, while other adjustment policies sparked armed rebellions.

          Peru: Infant mortality has risen to 60 deaths per 100 live births nationally, and 260/1000 in southern regions. Primary school enrollment has dropped 11%, as fewer families can afford the fees. Programs to cushion the adjustment programs' impact since 1990 have been grossly underfunded and underspent.

          Philippines: Half the population (and 75% of rural dwellers) are un or underemployed. Starvation has doubled since 1985. Tight money policies have resulted in usurious interest rates (up to 400%) for small farmers. Poverty and unemployment drive landless poor to migrate seeking food and work -- devastating forests, soil and fisheries. Debt servicing absorbs 40% of the national budget and 31% of export earnings, limiting resources available for development.

          We believe these issues warrant our bank's attention since they affect its creditors, customers and potential markets.

          RESOLVED: Shareholders request our bank prepare a report stating its official position on structural adjustment programs and analyzing those programs' impact where the bank has outstanding loans, including debtor countries'

        - Ability to repay our bank's loan

        - Present and future labor forces

        - Natural resources

        - Social and political stability

        - Potential for sustainable, democratic development.

          This report should be pre-pared at a reasonable cost and excluding confidential information.
                            ------------------------

     The management of the Corporation recommends a vote AGAINST this proposal.

     As a private financial institution, the Corporation evaluates its exposure in each country on its merits, including the capacity and willingness of its customers to repay their obligations. It also considers a variety of other criteria, such as the political system, economic policies, social structure, natural resources, environmental conditions and quality of labor pool. In this evaluation the effects of a structural adjustment program are considered along with many other factors in a constantly changing environment.

     The International Monetary Fund and the World Bank establish programs that are designed to promote the long term economic growth of a particular country. In our experience these programs often differ from country to country and, in addition, the programs are often adjusted over time in view of changing conditions in particular countries.

     It would be unproductive for a private financial institution, such as the Corporation, to prepare a general report analyzing structural adjustment programs, including each of the five factors set forth in the proposed resolution. Such a report would be of little use to the Corporation because of the wide differences among structural adjustment programs from one country to another and because a structural adjustment program is only one of many issues that affect the capacity and willingness of debtors in particular countries to repay their obligations. Accordingly, management is opposed to this resolution.

(Item 8 on Proxy)

Milton A. Laitman, 31 Roberts Circle, Basking Ridge, New Jersey 07920, who has stated that he beneficially owned 2,000 shares of Common Stock of the Corporation on February 21, 1995, has stated that he intends to introduce the following resolution at the meeting:

          The Company has a retirement plan for non-employee directors with six years or more of Board Service. Upon retirement after 6 years of service, eligible directors will receive an annual retirement benefit equal to 100% of the then annual cash retainer.

          RESOLVED: That the stockholders of The Chase Manhattan Corporation assembled in person and by proxy hereby recommend that the Board of Directors withdraw the retirement plan, thus making such a plan unavailable to current and future non-employee directors.

          REASON: Non-employee directors are more than adequately compensated by The Chase Manhattan Corporation.

          SUPPORTING STATEMENT:

        a) At present the non-employee director receives an annual retainer of $25,000.00 plus $1,000 for each meeting attended plus additional retainer if a member or chairman of a committee. Based on 13 meetings, this provides a minimum of $38,000 annually.

        b) After six years of service, each non-employee director would be eligible to receive a retirement benefit equal to 100% of the then annual cash retainer for a guaranteed period of years equal to the period of years that he served as director. If retirement is after age 65, payments will continue for life with the same guarantee. If we assume an average of 10 years of service and retirement at age 70, the director receives a life annuity, 10 years certain, worth $452,000.00 or an average additional annual income of $45,200.

        c) Each director is annually entitled to receive 300 shares of Common Stock and the dividends on same. Currently, this amounts to an additional $10,500 of stock plus $480 of dividends.

        d) The total compensation would average -- over a ten year period -- $94,100 per year.

          This amount is overly excessive, especially when one considers the further points that:

        1. The non-employee director is already or will be eligible for a major pension as well as other benefits from his primary employer.

        2. The rate of the pension benefit (100% of annual fees after 6 years or 16.67% per year for the first 6 years) far exceeds the normal rate of pension benefits for employees (1 1/2% per year).

        3. The average non-employee director already serves on the Board of Directors of about 2.5 additional commercial companies and is eligible to receive a similar set of benefits from many of these companies.

        4. The cancellation of these benefits would still mean that each non-employee director would be receiving $48,980.00 per year exclusive of any additional fees or benefits.

        5. The current retirement benefit for non-employee directors after six years -- without any personal contributions -- is MORE THAN DOUBLE THE maximum Social Security retirement benefit available to an employee who has contributed steadily for 40 years.

          The above supporting statements demonstrate that the provision of these retirement benefits for non-employee directors is wasteful, duplicative, contrary to economic wisdom and reflects a profligate use of company assets. Moreover, this policy cannot help but undermine the morale and productivity of full-time employees. The current minimum annual compensation for directors should be more than adequate to attract and retain those who are business leaders and whose counsel could benefit the Company.
                            ------------------------

     The management of the Corporation recommends a vote AGAINST this proposal.

     In order to attract and retain Directors who are qualified to fulfill their important responsibilities, it is necessary to provide compensation that is commensurate with these responsibilities, the qualifications of the individuals and the time required to perform effectively. Management believes that the qualifications of the Corporation's Directors speak for themselves. The time spent at meetings and in preparation is also consistent with the level of Director compensation, in management's judgment.

     The Directors' retirement plan is similar to those adopted by other substantial publicly-held companies. A survey conducted in 1994 revealed that 75% of the industrial companies and 70% of the service companies surveyed provided retirement plans for outside Directors. The survey also showed that the Corporation's practice of paying an annual benefit equal to the annual Board retainer (currently $25,000) is by far the most frequently used means of determining retirement benefits.

     Elimination of the retirement plan would make the Corporation uncompetitive with other corporations, would make it increasingly difficult to attract new Directors and most seriously would be a sign to a group of individuals, who served the Corporation loyally through difficult times, that such efforts were unappreciated.

     The amount of money that would be saved by eliminating the Directors' retirement plan is minor compared to the cost to the Corporation of being unable to attract and retain the best Directors.

OTHER MATTERS

Management of the Corporation knows of no other matters to be presented for action at the meeting by or on behalf of the Corporation or its management. If any other matters shall be brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. Neither abstentions nor broker non-votes will be counted as votes cast at the meeting on any proposal.

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, officers and regular employees of the Corporation and the Bank may solicit proxies personally and by telephone, telegraph or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses. Morrow & Co. Inc. has been retained to aid in the solicitation of proxies for a fee of $15,000 plus out-of-pocket expenses.

     Proposals of stockholders to be presented at the 1996 Annual Meeting must be received by the Corporation by November 10, 1995.

RONALD C. MAYER
Secretary

March 10, 1995

                                                                       EXHIBIT A

                           THE CHASE MANHATTAN ANNUAL
              INCENTIVE ARRANGEMENT FOR CERTAIN EXECUTIVE OFFICERS

1. PURPOSE OF THE ARRANGEMENT

     The purpose of The Chase Manhattan Annual Incentive Arrangement for Certain Executive Officers (the "Arrangement") is to provide a means of rewarding certain executive officers of The Chase Manhattan Corporation (the "Corporation") who have contributed to the profitability of the Corporation in a manner which permits such compensation to be deductible by the Corporation or any of its subsidiaries for federal income tax purposes.

2. ADMINISTRATION OF THE ARRANGEMENT

     The administration of this Arrangement shall be vested in the Compensation Committee of the Board of Directors of the Corporation, or such other committee of such Board of Directors which shall succeed to the functions and responsibilities, in whole or in part, of said Compensation Committee (the "Committee") which shall make all determinations necessary under this Arrangement. All members of the Committee shall qualify as "outside directors" (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder as currently proposed or as may from time to time be in effect (the "Regulations")). No member of the Committee shall be entitled to participate in this Arrangement.

3. PARTICIPATION IN THE ARRANGEMENT

     All executive officers of the Corporation at or above the Executive Vice President level shall be eligible to participate in the Arrangement. Within the period specified in the Regulations within which performance goals are required to be established to qualify as a pre-established performance goal (the "Designation Period"), the Committee shall designate the executive officers of the Corporation (each, a "Participant") who shall participate in the Arrangement for the Performance Period (as that term is defined in Section 6 below). All executive officers of the Corporation who are not designated by the Committee as Participants for the applicable Performance Period and any person who becomes an executive officer of the Corporation during the Performance Period shall be eligible to participate in The Chase Manhattan Management Incentive Plan.

4. BONUS POOL

     Prior to the end of the Designation Period for the Performance Period, the Committee shall designate in writing a percentage of the consolidated after-tax net income of the Corporation and its subsidiaries for such Performance Period that will be included in the bonus pool from which awards may be made for the Performance Period (the "Bonus Pool"). There shall also be available for inclusion in the Bonus Pool for any Performance Period the aggregate amount of the Bonus Pools from all prior Performance Periods as to which bonus awards were not made (the "Carryforward Amount"); provided, however, that no more than $3 million of the Carryforward Amount may be included in the Bonus Pool for any Performance Period. The Committee shall certify in writing the Carryforward Amount for the Performance Period prior to the end of the Designation Period. The total amount of the Bonus Pool need not be paid as bonus awards under this Arrangement.

5. ALLOCATION OF THE BONUS POOL

     Prior to the end of the Designation Period for the Performance Period, the Committee shall allocate in writing, on behalf of each Participant, a portion of the Bonus Pool to be paid for such Performance Period. Such allocation shall consist of separate allocations of a portion of the Corporation's after-tax net income which is included in the Bonus Pool and of the Carryforward Amount. The total amount of the Bonus Pool allocated to all Participants (and of each component thereof) shall not exceed 100% thereof (except to the extent permitted by Section 162(m) of the Code and the Regulations). The annual maximum award payable to any Participant shall equal the sum of (a) .40% of the consolidated after-tax net income of the Corporation and its subsidiaries for such Performance Period plus (b) 40% of the Carryforward Amount.

6. PERFORMANCE PERIOD

     The Performance Period as to which awards may be made under this Arrangement shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year.

7. PAYMENT OF BONUS AWARDS UNDER THE ARRANGEMENT

     (a) No bonus awards may be made pursuant to this Arrangement for any Performance Period unless the Committee is able to certify pursuant to Section 7(b) of this Arrangement that there was consolidated after-tax net income of the Corporation and its subsidiaries for such Performance Period.

     (b) Following the completion of each Performance Period, the Committee shall certify in writing (i) the amount, if any, of consolidated after-tax net income of the Corporation and its subsidiaries for such Performance Period (ii) the amount of the Bonus Pool and (iii) the bonus awards payable to the Participants. The total of all individual bonus awards shall not exceed the amount of the Bonus Pool. The Committee shall have the authority, in its sole and absolute discretion, to reduce the amount of any bonus award below the amount which would be payable based on the terms of this Arrangement or to not grant bonus awards if, in its judgment, such action is warranted. Subject to the limitations in the last sentence of Section 5 of this Arrangement, each bonus award shall be paid first from the portion of the percentage of the consolidated after-tax net income of the Corporation and its subsidiaries included in the Bonus Pool and shall be paid from the Carryforward Amount only to the extent necessary.

     (c) In the event the Committee determines, upon the advice of counsel to the Corporation, that payment of an award may be made under this Arrangement before the expiration of the Performance Period without materially adversely affecting the ability of the Corporation or any of its subsidiaries to deduct for federal income tax purposes the amounts payable under this Arrangement, including, without limitation, by making a partial payment of an award based upon the consolidated after-tax net income of the Corporation and its subsidiaries for the first nine months or any other portion of the Performance Period (which payment may be contingent upon the repayment to the Corporation of any amount of any award in excess of the amount payable on account of the consolidated after-tax net income of the Corporation and its subsidiaries for the entire Performance Period), the Committee may elect during December of any Performance Period to pay awards under this Arrangement prior to the expiration of the Performance Period. In the event of any such election by the Committee, the Committee shall certify in writing the portion of the Performance Period for which awards are to be paid, and shall make the certifications in writing required by Section 7(b) of this Arrangement with respect to such portion of the Performance Period as if such portion of the Performance Period were the Performance Period.

     (d) Except as provided in Section 7(e) or Section 8 of this Arrangement, each Participant shall receive payment, subject to all required tax withholdings, of his or her bonus award as soon as practicable following the determination of the amount of such award.

     (e) Awards may be paid in cash, stock (which may have such restrictions as to transferability or vesting as the Committee shall determine), any other form of consideration determined by the Committee or any combination thereof. Any stock so granted may be awarded as restricted stock units pursuant to The Chase Manhattan 1994 Long-Term Incentive Plan, as it may be amended from time to time, if the Committee so determines. The value of any share of stock so granted shall be the mean between the highest and lowest quoted selling prices for such shares as reported on the composite tape on the date of grant (or, if such date shall not be a business day, then the next preceding day which shall be a business day); or, if no sale takes place, then the mean between the bid and asked prices on such date; and if no bid and asked prices are quoted for such date, then such value as shall be determined by such method as the Committee shall deem to reflect fair market value as of such date. The value of any other non-cash consideration shall be determined by the Committee at the time it is granted.

8. DEFERRAL OF PAYMENT OF AWARDS

     At the discretion of the Committee, any Participant, subject to such terms and conditions as the Committee may determine, may elect to defer payment of all or part of any award which such Participant might earn with respect to a Performance Period (together with a return thereon from the date as of which the award would have been paid but for such Participant's election to defer payment at the rate, if any, fixed by the Committee) by complying with such procedures as the Committee may from time to time prescribe.

9. SEPARATION FROM THE CORPORATION AND ITS SUBSIDIARIES

     (a) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of the Performance Period, other than due to retirement under any retirement plan maintained by the Corporation or any of its subsidiaries under which such Participant is covered, death or disability (as defined in any disability plan of the Corporation or any of its subsidiaries applicable to the Participant), shall not be eligible to receive a bonus award for the Performance Period in which such termination of employment occurs; provided, however, that the Committee may, in its sole discretion, when it finds that a waiver may be in the best interest of the Corporation, waive in whole or in part any or all of the provisions of this Section 9(a).

     (b) Any Participant may designate in writing the beneficiary of the unpaid amount of a bonus award (including the amount of any bonus award which was previously deferred) in case of death and if no designation has been made, or if any such designation shall become ineffective, any such unpaid amount will be paid to the Participant's estate. Such designation shall be effective upon receipt thereof by the Corporation. Any such designation may be revoked in writing by a Participant at any time without the consent of any such beneficiary.

10. AMENDMENTS

     The Committee may amend this Arrangement at any time, provided, that such changes may be made consistent with the provisions of Section 162(m) of the Code and the Regulations without adversely affecting the ability of the Corporation or any of its subsidiaries to deduct the compensation which may be paid pursuant to this Arrangement for federal income tax purposes and, provided, further, that no amendment that requires stockholder approval under Section 162(m) of the Code or the Regulations may be made without such approval.

11. TERMINATION

     The Board of Directors of the Corporation may terminate this Arrangement at any time. No termination of this Arrangement shall adversely affect the right of any person to receive any award paid pursuant to Section 7 of this Arrangement regardless of the vesting date of such award, or amounts previously awarded to such person but deferred in accordance with Section 8 of this Arrangement plus any earnings thereon.

12. MISCELLANEOUS

     (a) Nothing contained in this Arrangement shall be construed as giving any executive officer of the Corporation the right to continued employment or any interest in any asset of the Corporation or any of its subsidiaries, nor to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Arrangement or the amounts payable hereunder.

     (b) This Arrangement shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.

     (c) A Participant may not sell, transfer or assign any right or interest in the Arrangement except as provided in Section 9(b) hereof and any attempted sale, transfer or assignment shall be null and void.

     (d) This Arrangement shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Code and the Regulations.

13. EFFECTIVE DATE

     This Arrangement shall be effective as of January 1, 1995, subject to the subsequent approval hereof by the Corporation's stockholders at the 1995 Annual Meeting and, if so approved, shall remain in effect until terminated in accordance with Section 11 hereof.

                                                                       EXHIBIT B

                        THREE-YEAR INCENTIVE ARRANGEMENT
                         FOR CERTAIN EXECUTIVE OFFICERS

PURPOSE

     This Three-Year Incentive Arrangement for certain Executive Officers of The Chase Manhattan Corporation is intended to provide competitive compensation opportunities for sustained improved corporate performance in a manner which permits such compensation to be deductible for federal income tax purposes.

ADMINISTRATION

     The administration of this arrangement shall be vested in the Compensation Committee of the Board of Directors of The Chase Manhattan Corporation (the "Corporation"), or such other committee of such Board of Directors which shall succeed to the functions and responsibilities, in whole or in part, of said Compensation Committee (the "Committee") which shall make all determinations necessary under this arrangement. All members of the Committee shall qualify as "outside directors" (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the regulations thereunder as currently proposed or as may from time to time be in effect (the "Regulations")), and no member of the Committee shall be entitled to participate in this arrangement.

ELIGIBILITY

     Any Executive Officer of the Corporation at the Executive Vice President level or above on December 31, 1996 or such later date as a performance target is achieved may be eligible to receive an award. Awards may be paid under this arrangement only to the Executive Officers who are "covered employees" (as that term is defined in Section 162(m) of the Code or the Regulations. Awards under other compensation arrangements to all Executive Officers who are not "covered employees" shall be subject to the provisions below under "Limitations on Other Awards".

PERFORMANCE TARGETS

     Performance targets relate to the price of Common Stock as defined below. The "Sixty Dollar Target" shall be deemed to have been reached on any date if on such date the average over the 10 consecutive trading days ending on such date of the mean between the highest and the lowest quoted selling prices for shares of Common Stock on the New York Stock Exchange, Inc. is at least $60. Each of such 10 days must fall within the period commencing on January 1, 1994, and ending on March 31, 1997. The "Fifty Two Dollar Target" shall be deemed to have been reached on any date if on such date the average over the 10 consecutive trading days ending on such date of the mean between the highest and the lowest quoted selling prices for shares of Common Stock on the New York Stock Exchange, Inc. is at least $52. Each of such 10 days must fall within the period commencing on January 1, 1994, and ending on March 31, 1997. A trading day is any day on which the New York Stock Exchange, Inc. is open for trading of shares of Common Stock.

     As used herein, "Common Stock" means the common stock, par value $2.00 per share, of the Corporation. In the event of a change in the designation thereof to "Capital Stock" or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of shares outstanding, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this arrangement.

     The Sixty Dollar Target and the Fifty Two Dollar Target shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustments, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation or any of its subsidiaries or affiliates.

AGGREGATE AWARDS

     The maximum amount payable under this arrangement, subject to adjustment as described below, if the Sixty Dollar Target is reached is $9 million. The maximum amount payable under this arrangement, subject to adjustment as described below, if the Fifty Two Dollar Target is reached is $4.5 million. If either Target has been reached by December 31, 1996 then the maximum amount payable will be adjusted by multiplying such amount by a fraction (X) the numerator of which is the average over the 10 consecutive trading days ending on December 31, 1996 of the mean between the highest and lowest quoted selling price for shares of Common Stock on the New York Stock Exchange, Inc. and (Y) the denominator of which is the Target reached. The maximum amount payable under this arrangement if the Sixty Dollar Target is reached shall be reduced by any amounts paid under this arrangement upon having reached the Fifty Two Dollar Target.

ALLOCATION OF AGGREGATE AWARDS

                                                                    MAXIMUM AMOUNT EXPRESSED
                           POSITION HELD BY                          AS A PERCENTAGE OF THE
                       PARTICIPATING EXECUTIVE                          AGGREGATE AWARD
    --------------------------------------------------------------  ------------------------
    Chairman......................................................          33 1/3%
    President.....................................................          33 1/3%
    Vice Chairman and other Covered Employees (each)..............          11 1/9%

LIMITATION ON OTHER AWARDS

     Because participation in this arrangement is designed to enable the Corporation and its subsidiaries to receive federal income tax deductions for awards paid to participants, awards are payable under this arrangement only to those Executive Officers who are "covered employees". Eligible Executive Officers who are not within the group of such "covered employees" may receive awards under other compensation arrangements, but not in an amount in excess of the amount that could be paid to such Executive Officers under this arrangement if they were "covered employees", if such awards were paid on the basis of similar performance criteria.

     In the event awards are paid under this arrangement on the basis of achieving a performance Target in 1997 and awards are paid under other compensation arrangements on the basis of similar performance criteria, so long as the limitations in the preceding paragraph are complied with, any such awards to the Executive Officers who are "covered employees" with respect to 1997 shall be paid under this arrangement and such awards to all other Executive Officers shall be paid under such other compensation arrangements.

PAYMENT OF AWARDS

     Awards under this arrangement may be paid in cash, Common Stock (which may have such restrictions as to transferability or vesting as the Committee shall determine), any other form of consideration determined by the Committee or any combination thereof. Any Common Stock so granted may be awarded as restricted stock units pursuant to The Chase Manhattan 1994 Long-Term Incentive Plan, as it may be amended from time to time, if the Committee so determines. The value of any share of Common Stock so granted shall be the mean between the highest and lowest quoted selling prices for such shares as reported on the composite tape on the date of grant (or, if such date shall not be a business day, then the next preceding day which shall be a business day); or if no sale takes place, then the mean between the bid and asked prices on such date; and if no bid and asked prices are quoted for such date, then the value as shall be determined by such method as the Committee shall deem to reflect the fair market value as of such date. The value of any other non-cash consideration shall be determined by the Committee at time it is granted.

     The awards may be payable immediately or on a deferred basis at the discretion of the Committee. The Committee will determine the amount and form of payment to a participant. The Committee shall have the authority to reduce or eliminate any award which would be payable under this arrangement. The Committee may not, however, increase the amount of any such award above the maximum amount provided under this arrangement.

     Unless deferred by the Committee, payments based on achieving performance Targets on or before December 31, 1996 will be paid on or as soon as possible after December 31, 1996. Unless deferred by the Committee, payments based on achieving performance Targets after December 31, 1996 but on or before March 31, 1997 will be paid on or as soon as possible after the date the performance Targets are met. All payments may be subject to the satisfaction of all required tax withholding obligations.

     No payments may be made under this arrangement unless the material terms of this arrangement are approved by the stockholders of the Corporation in accordance with the requirements of Section 162(m) and the Regulations.

DEFERRAL OF PAYMENT OF AWARDS

     At the discretion of the Committee, any "covered employee", subject to such terms and conditions as the Committee may determine, may elect to defer payment of all or part of any award under this arrangement (together with a return thereon from the date as of which the award would have been paid but for such "covered employee's" election to defer payment at the rate, if any, fixed by the Committee) by complying with such procedures as the Committee may from time to time prescribe.

     Any "covered employee" may designate in writing the beneficiary of the unpaid amount of any award which was deferred in case of death and if no designation has been made, or if such designation shall become ineffective, any such unpaid amount will be paid to such "covered employee's" estate. Such designation shall be effective upon receipt thereof by the Corporation. Any such designation may be revoked in writing by a "covered employee" at any time without the consent of any such beneficiary.

CHANGE IN CONTROL

     Notwithstanding the provisions under "Payment of Awards", in the event of a Change in Control (as that term is defined in The Chase Manhattan Stock Option Program for Employees) the Executive Officers who are "covered employees" shall be paid the maximum amount payable under this arrangement for each performance Target which is reached upon the latter of the Change in Control or the achievement of a performance Target. This payment obligation shall be binding upon the Corporation and its successors and assigns.

     In the event a Change in Control occurs after one or both performance Targets are reached but before December 31, 1996, the maximum aggregate amount payable upon achievement of such higher performance Target shall be adjusted in the manner provided in the last sentence under "Aggregate Awards" as if the date on which such Change in Control occurred was December 31, 1996.

AMENDMENTS

     The Committee may amend this arrangement at any time, provided, that such changes may be made consistent with the provisions of Section 162(m) of the Code and the Regulations without adversely affecting the ability of the Corporation or any of its subsidiaries to deduct the compensation which may be paid pursuant to this arrangement for federal income tax purposes and, provided, further, that no amendment that requires stockholder approval under Section 162(m) of the Code or the Regulations may be made without such approval.

TERMINATION

     The Board of Directors of the Corporation may terminate this arrangement at any time. No termination of this arrangement shall adversely affect the right of any person to receive any award paid under this arrangement regardless of the vesting date of such award, or amounts previously awarded to such person but deferred in accordance with the terms of this arrangement plus any earnings thereon.

MISCELLANEOUS

     Nothing contained in this arrangement shall be construed as giving any Executive Officer the right to continued employment or any interest in any asset, nor to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this arrangement.

     This arrangement shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.

     An Executive Officer may not sell, transfer or assign any right or interest in this arrangement except as provided under "Deferral of Payment of Awards" and any attempted sale, transfer or assignment shall be null and void.

     This arrangement shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Code and the Regulations.

THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York 10081-0001
(212) 552-2222

                    PROXY- THE CHASE MANHATTAN CORPORATION
                                 COMMON STOCK
                    PROXY SOLICITED BY BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS-APRIL 18, 1995

Deborah L. Duncan and Kent T. Stauffer, and each of them, with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of Common Stock of The Chase Manhattan Corporation that the undersigned would be entitled to vote at the Annual
Meeting of Stockholders of the Corporation to be held at 1 Chase Manhattan Plaza, New York, New York, on April 18, 1995, at 2:30 P.M., and any adjournments thereof, with all powers the undersigned would possess if personally present, for the Election of Directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

    The Shares represented by this proxy will be voted as directed by the stockholder. AUTHORITY TO VOTE SUCH SHARES "FOR" THE ELECTION OF DIRECTORS (NO.1) WILL BE DEEMED GRANTED BY THE SIGNED PROXY UNLESS WITHHELD. IF NO CONTRARY DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL OF AUDITORS (NO.2), THE ANNUAL INCENTIVE ARRANGEMENT (NO.3) AND THE THREE-YEAR INCENTIVE ARRANGEMENT (NO. 4) AND "AGAINST" THE STOCKHOLDER PROPOSALS (NOS. 5-8).

          (Continued, and To Be Signed and Dated, on the Other Side)


                             FOLD AND DETACH HERE

              MANAGEMENT RECOMMENDS A VOTE FOR NOS. 1,2,3 AND 4:

1 Election of Directors:         Labrecque Boyle, Kearns, MacAvoy, Pratt and
                                 Trautlein

                                 (To withhold authority to vote for any
                 WITHHOLD        particular nominee write the name below.)
     FOR         AUTHORITY

    /  /          /  /            ----------------------------------------------

               2
          Approval of
            Auditors

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /

               3
        Annual Incentive
          Arrangement

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /

               4
     Three-Year Incentive
          Arrangement

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /


MANAGEMENT RECOMMENDS A VOTE AGAINST NOS. 5-8:

               5
      Reinstate Annual Election
         of All Directors

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /

               6
       Cumulative Voting
         for Directors

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /

               7
     Structural Adjustment
            Programs

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /

               8
      Withdraw Retirement
      Plan for Directors

     FOR    AGAINST     ABSTAIN

    /  /     /  /        /  /


P                  SIGNATURE(S) SHOULD AGREE WITH NAME(S) SHOWN AT LEFT.  IF
R                  SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPAC-
O                  ITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EVERY HOLD-
X                  ER SHOULD SIGN.
Y
                   -------------------------------------------------------------
                                               SIGNATURE

                   -------------------------------------------------------------
                                               SIGNATURE

                   DATE                                                   , 1995
                        --------------------------------------------------


                             FOLD AND DETACH HERE

                   PLEASE COMPLETE AND RETURN THE ATTACHED
                       PROXY CARD AS SOON AS POSSIBLE.